ALEXANDRIA® | *Building the Future of Life-Changing Innovation*™

ADVANCING INNOVATIVE SOLUTIONS FOR COVID-19

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings Press Release & Supplemental Information

THIRD QUARTER ENDED SEPTEMBER 30, 2020

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020

ALEXANDRIA®
Building the Future of Life-Changing Innovation™
IN THE NEWS

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

ALEXANDRIA REAL ESTATE EQUITIES, INC. AT THE VANGUARD OF THE LIFE SCIENCE ECOSYSTEM'S RAPID SCALING OF COVID-19 TESTING

FOR IMMEDIATE RELEASE

PASADENA, Calif., August 13, 2020 – Alexandria Real Estate Equities, Inc. (NYSE: ARE), an urban office REIT and the first, longest-tenured and pioneering owner, operator and developer uniquely focused on collaborative life science, technology and agtech campuses in AAA innovation cluster locations, is at the vanguard of the vital life science ecosystem that is advancing solutions for COVID-19 through a multifaceted, highly impactful strategy that includes a mission-critical focus on making rapid COVID-19 testing available to all Americans. Widespread screening and diagnostic testing, in addition to safe and effective vaccines and therapies, are desperately needed to resolve the global COVID-19 pandemic.

Through the uninterrupted operations of Alexandria's essential national Labspace® real estate platform, the company has enabled over 80 of its life science tenants to continue much-needed work on COVID-related diagnostics, testing, therapies and vaccines, as well as other essential research, development, manufacturing and commercialization efforts. Abbott Laboratories, Adaptive Biotechnologies, Color, Cue Health, Laboratory Corporation of America Holdings, Mammoth Biosciences, Quest Diagnostics, Quidel, Roche, Thermo Fisher Scientific and Verily Life Sciences are among the numerous Alexandria tenants working tirelessly to improve the quality, capacity and turnaround time of COVID-19 testing to more effectively determine who has an active infection, who has been exposed to the virus and who has developed immunity against it.

Thought leaders from across the company who make up Alexandria's COVID-19 Task Force have partnered with its COVID-19 Advisory Board of esteemed experts in biopharma, clinical research and psychiatry to strategically plan for its tenants to safely bring more of their employees back to Alexandria's world-class campuses and properties. Together, the Task Force and Advisory Board have deployed an important national COVID-19 testing initiative to facilitate routine screenings to help tenants identify asymptomatic cases among their employees. Alexandria has launched the program with centralized locations in Cambridge, South San Francisco and New York City and is also in the process of expanding this testing program to additional regions.

"It has been very gratifying to work closely with Alexandria and its COVID-19 Task Force on the company's sophisticated approach to COVID-19 screening initiatives and far-reaching efforts to ensure that its biotech and life science tenants can safely advance important work," said Michael Pellini, MD, managing partner of Section 32, a technology, healthcare and life science venture capital fund, and key member of Alexandria's COVID-19 Advisory Board. "Increasing access to and scaling of effective screening and diagnostic testing at the national and regional level is key to lessening the burden of the COVID-19 global pandemic. With U.S. demand for COVID-19 tests soaring, we must implement robust employee-based testing strategies to provide the actionable and timely insights required to safely reopen the U.S. economy."

In a notable example of Alexandria's robust infrastructure and its preeminent life science and healthcare networks, Alexandria was approached by the CEOs of its Cambridge-based tenants Triplet Therapeutics, Verve Therapeutics and Kymera Therapeutics to provide the requisite infrastructure for a COVID-19 testing site as an additional safeguard for the local life science community to ensure a larger number of employees could access routine testing. Following the success of a pilot screening program championed by this group of Cambridge-based thought leaders in collaboration with Alexandria tenant and investment portfolio company Color, a healthcare technology company and leader in distributed healthcare and clinical testing, Alexandria was brought in to join the effort to launch a dedicated COVID-19 testing site at Alexandria Technology Square® in Cambridge. Alexandria has also collaborated with Color on a tenant testing site in South San Francisco at the Alexandria Technology Center® – Gateway. Both sites are currently testing a total of over 1,000 people weekly. In New York City, Alexandria is working with One Medical, a membership-based primary care practice, to offer access to COVID-19 testing at the Alexandria Center® for Life Science campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	i

ALEXANDRIA®

Building the Future of Life-Changing Innovation™

IN THE NEWS

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

ALEXANDRIA REAL ESTATE EQUITIES, INC.'S PIONEERING SOCIAL RESPONSIBILITY INITIATIVES CONTINUE TO DRIVE UNIQUE, DISRUPTIVE AND HIGHLY IMPACTFUL SOLUTIONS TO TACKLE SOCIETY'S MOST COMPLEX AND PRESSING CHALLENGES

FOR IMMEDIATE RELEASE

PASADENA, Calif., Oct. 13, 2020 /PRNewswire/ -- Alexandria Real Estate Equities, Inc. (NYSE: ARE), the first, longest-tenured and pioneering owner, operator and developer uniquely focused on collaborative life science, technology and agtech campuses in AAA innovation cluster locations, is profoundly committed to driving forward significant collaborative and innovative solutions to address some of today's most urgent and widespread societal challenges, including the COVID-19 pandemic, the opioid crisis, poverty and disparities in educational opportunities. As a mission-driven company at the vanguard and heart of the life science ecosystem, Alexandria aligns every aspect of its multifaceted business model and visionary social responsibility efforts to support its mission to advance human health, as well as to make highly impactful, tangible and positive results in its local communities. Through the company's tireless work in innovating transformational approaches and building strategic relationships with non-profit organizations doing groundbreaking operational work, in addition to its robust philanthropy, vigorous fundraising, impactful volunteerism, and experience and expertise at the board and functional levels, Alexandria is catalyzing and leading the way for positive and productive societal change.

Since the innovation of its Labspace® real estate in 1994, Alexandria has grown this niche platform into an essential mission-critical sector responsible for advancing the health and wellness of society. Alexandria has successfully delivered its mission-critical infrastructure to support the innovative work of its tenants, and since the outset of the COVID-19 pandemic earlier this year, the company has enabled nearly 100 of its tenants to focus on COVID-related and other vitally important diagnostics, testing, therapies, and vaccines.

Alexandria's world-class frontline teams have maintained operations across its campuses, enabling notable life sciences tenants (which include Abbott Laboratories, Adaptive Biotechnologies, Color, Cue Health, Laboratory Corporation of America Holdings, Quest Diagnostics, Quidel, Roche, Thermo Fisher Scientific and Verily Life Sciences) to continue their essential on-site operations as part of the industry's collective efforts to improve the quality, capacity and turnaround time for COVID-19 testing. To further optimize its infrastructure, Alexandria leveraged its network of experts to focus on the health, safety and well-being of its tenants and their employees by increasing and improving their access to testing at critical locations, such as New York City and Cambridge. The company has also pioneered and implemented robust, cutting-edge initiatives for safer buildings, which have been reviewed and validated by its dedicated COVID-19 Advisory Board, along with building optimization measures and operational protocols that encompass a variety of focus areas. Research-backed initiatives include informational health and safety graphics, disinfectant cleaning guidelines, improved air filtration, effective health security communications and the implementation of building-specific guidelines and policies that call for active cooperation of building occupants and service providers, including social distancing, daily pre-screening of employees and visitors, and the use of face coverings. For these measures, Alexandria was recognized by the Center for Active Design (CfAD), the operator of Fitwel®, as the first-ever company to achieve a Fitwel Viral Response Certification with Distinction, the highest designation within the new Viral Response Module developed by the world's leading healthy building certification system. Alexandria's comprehensive and industry-leading COVID-19 prevention guidelines and practices, which expand upon its existing rigorous health and safety standards, contributed to its tremendous accomplishment.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	ii

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

CONFERENCE CALL INFORMATION:

Tuesday, October 27, 2020
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738

Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | (626) 578-0777

Joel S. Marcus
Executive Chairman & Founder

Dean A. Shigenaga
Co-President &
Chief Financial Officer

Stephen A. Richardson
Co-Chief Executive Officer

Sara M. Kabakoff
Vice President – Corporate Communications

Paula Schwartz
Managing Director, Rx Communications Group
(917) 322-2216

9877

Cue Health, a high-growth, venture-backed entity, has developed a portable, battery-powered analyzer capable of running a suite of affordable diagnostic tests for both clinical and home use. Earlier this year, Cue received FDA emergency use authorization for a COVID-19 test that provides results to a user's smartphone in about 20 minutes. Having partnered with the federal government since 2018, Cue most recently received a $481M award to provide 6M point-of-care COVID-19 tests. The company approached Alexandria to help facilitate its manufacturing scale-up at 9877 Waples Street in San Diego.

CUE HEALTH MANUFACTURING
9877 WAPLES STREET, SAN DIEGO

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	iii

ALEXANDRIA® | *Building the Future of Life-Changing Innovation*™

OUR MISSION

To create clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

THAT'S WHAT'S IN OUR DNA™

OUR DNA

Each and every member of the Alexandria family is united in our efforts to fulfill our mission.

We **ARE…**

PASSIONATE

A deep-rooted passion for what we do

PIONEERING

A pioneering spirit to continually innovate and reinvent ourselves

DISCIPLINED

A high degree of discipline that provides us with financial consistency and stability and enables us to adapt to market conditions

OUR CLUSTER MODEL

Alexandria has identified four critical components for innovative companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge science and technology with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	iv

Best-in-class, mission-driven urban office REIT focused on making a positive and lasting impact on the world

2015 · 2016 · 2020 · 2018 · 2019 Nareit GOLD AWARD — LARGE CAP EQUITY REIT

THIRD-CONSECUTIVE AND FIFTH OVERALL GOLD AWARD

COMMUNICATIONS AND REPORTING EXCELLENCE
Best-in-Class Transparency, Quality, and Efficiency of Disclosures and Reporting

ARE S&P 500

Moody's Investors Service
(Baa1/Stable)

S&P Global Ratings
(BBB+/Stable)

54% [1] of ARE's Annual Rental Revenue Is From Investment-Grade or Publicly Traded Large Cap Tenants

85% [1] of ARE's Top 20 Tenants' Annual Rental Revenue Is From Investment-Grade or Publicly Traded Large Cap Tenants

73% [1] of ARE's Annual Rental Revenue Is From Class A Properties in AAA Locations

Unique Strategy and Operational Excellence That Have Historically Driven High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade REIT

Stable Long-Duration Cash Flows

- Class A properties in AAA locations
- Weighted-average remaining lease term for all tenants: 7.7 years

Core Operating Metrics – Same Property Revenue and Net Operating Income

- Favorable triple net lease structure with annual rent escalations
- Limited supply of Class A space
- Historical strong demand from innovative entities and significant rental rate growth on leasing activity and early renewals

Disciplined Allocation of Capital to the Development/Redevelopment of Highly Leased New Class A Properties

- Visible, multiyear, highly leased value-creation pipeline expected to generate incremental annual net operating income

Prudent Management of Our Strong and Flexible Balance Sheet

- Liquidity: $3.9 billion[2]
- Weighted-average remaining debt term: 10.6 years

Unique Underwriting Expertise and Experience

- Prudent underwriting of innovative life science, technology, and agtech tenants
- Development of strategic relationships

Long-Tenured Executive Management Team

- Deep expertise, experience, and key relationships in the real estate, life science, technology, and agtech industries

Mission-Driven Company and a Leader in Environmental, Social, and Governance (ESG) Initiatives

- ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

(1)Refer to “Annual rental revenue,” “Class A properties and AAA locations,” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(2)Liquidity as of September 30, 2020, proforma for our unsecured senior line of credit amended in October 2020. Refer to “Key credit metrics” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	v

STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

CREDIT RATINGS

Moody's Investors Service

Baa1

Stable

S&P Global Ratings

BBB+

Stable

SIGNIFICANT LIQUIDITY

$3.9B[1]

Liquidity

DEBT MATURITIES

1.5% of Total Debt Maturing Prior to 2024

ALEXANDRIA'S CREDIT RATINGS[2]

TOP **10%**

Alexandria Is in the Top 10% Among All Publicly Traded REITs

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA[3]

≤5.3x

4Q20 Goal

WEIGHTED-AVERAGE REMAINING TERM[4]

Debt

10.6

Years

>

Leases

7.7

Years

(1)As of September 30, 2020, proforma for our unsecured senior line of credit amended in October 2020. Refer to “Key credit metrics” of our Supplemental Information for additional details.
(2)Represents credit rating levels from Moody’s Investors Service and S&P Global Ratings in comparison to those of all publicly traded REITs (excluding mortgage REITs) as of September 30, 2020.
(3)Quarter annualized.
(4)As of September 30, 2020.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	vi

SUSTAINABILITY

Championing health, wellness, and safety in our buildings and reducing carbon pollution

Recognized Leader in Health, Wellness & Safety

LATEST ACHIEVEMENT

First-Ever Company to Earn Fitwel Viral Response Certification With Distinction

2020 DISTINCTION — Fitwel® Viral Response Certified

HEALTHY BUILDING GOAL [1]

50 Total Certifications by 2025

HEALTHY BUILDING PROGRESS [1]

44 Certified or in Progress as of September 30, 2020

ESG Program Recognition

GRESB® ★★★★★ — GRESB 5 Star Rating 2019

A — GRESB Disclosure Score 2019 | 2018

A — MSCI ESG Rating 2019

Decarbonizing Construction

Pursuing LEED Gold/Platinum

LEED — Leadership in Energy & Environmental Design

Longstanding commitment to LEED certification, which has driven our issuance of $1 billion in green bonds

Pursuing Zero Energy

International Living Future Institute℠

On track to achieve Zero Energy Certification for 685 Gateway Boulevard in San Francisco

Reducing Embodied Carbon

EC3

First REIT to use the EC3 tool to measure and reduce embodied carbon in construction

2025 Goals & Progress for Buildings in Operation

	Carbon Pollution (MTCO2e) [2]	Energy Consumption (kWh) [2]	Potable Water Consumption (Gal) [2]	Waste Diversion (Ton) [3]
GOAL	30% REDUCTION	25% REDUCTION	10% REDUCTION	45% DIVERSION
PROGRESS	2015-2019[4] 17.9%	2015-2019[4] 18.8%	2015-2019[4] 6.0%	2019[5] 44.7%

(1)13 projects have been certified and another 31 projects are in process targeting WELL or Fitwel certification.
(2)Relative to a 2015 baseline for buildings in operation that Alexandria directly manages.
(3)Relative to a 2015 baseline for buildings in operation that Alexandria indirectly and directly manages.
(4)Reflects sum of annual like-for-like progress from 2015 to 2019.
(5)Reflects progress for all buildings in operation in 2019 that Alexandria indirectly and directly manages.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	vii

SOCIAL RESPONSIBILITY

DISTRIBUTED
54,000+
PIECES OF PPE
TO DATE

Donated more than $1 million to several national and regional organizations supporting communities adversely affected by the COVID-19 pandemic

$1M+

ROBIN HOOD | ROAR (RELIEF OPPORTUNITIES FOR ALL RESTAURANTS) | FEEDING AMERICA | PROJECT ANGEL FOOD | FIRST RESPONDERS CHILDREN'S FOUNDATION

Alexandria and Verily pioneered a fully integrated campus that provides a full continuum of care to help people live free of addiction. In September 2020, we celebrated the delivery of OneFifteen Living, a three-story residential housing facility that serves as a safe place for patients to live as they access on-campus, comprehensive, evidence-based treatment.

Empowering Students Through Educational Opportunities

Deep partnerships with highly impactful community organizations provide the educational support and resources needed to build foundations that pave paths for the long-term success of underprivileged, low-income students.

EMILY K CENTER | COMPUTER SCIENCE FOR ALL | BREAKTHROUGH GREATER BOSTON

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	viii

Table of Contents
September 30, 2020

EARNINGS PRESS RELEASE	Page		Page
Third Quarter Ended September 30, 2020, Financial and Operating Results	1	Earnings Call Information and About the Company	12
Alexandria and Its Innovative Tenants	5	Consolidated Statements of Operations	13
Acquisitions	8	Consolidated Balance Sheets	14
Dispositions	9	Funds From Operations and Funds From Operations per Share	15
Guidance	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	18	External Growth / Investments in Real Estate
Investor Information	19	Investments in Real Estate	37
Financial and Asset Base Highlights	20	New Class A Development and Redevelopment Properties:
High-Quality, Diverse, and Innovative Tenants	22	Current Projects	38
Class A Properties in AAA Locations	23	Summary of Pipeline	42
Occupancy	24	Construction Spending	45
Internal Growth		Joint Venture Financial Information	46
Key Operating Metrics	25	Balance Sheet Management
Same Property Performance	26	Investments	47
Leasing Activity	27	Key Credit Metrics	48
Contractual Lease Expirations	28	Summary of Debt	49
Top 20 Tenants	29	Definitions and Reconciliations
Summary of Properties and Occupancy	30	Definitions and Reconciliations	52
Property Listing	31

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 12 of this Earnings Press Release and our Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	ix

Alexandria Real Estate Equities, Inc.
Reports:
3Q20 Net Income per Share – Diluted of $0.63;
3Q20 FFO per Share – Diluted, As Adjusted, of $1.83; and
Operational Excellence and Strong and Flexible Balance Sheet With Significant Liquidity

PASADENA, Calif. – October 26, 2020 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced financial and operating results for the third quarter ended September 30, 2020.

Key highlights			YTD
Operating results	3Q20	3Q19	3Q20	3Q19
Total revenues:
In millions	$545.0	$390.5	$1,421.9	$1,123.2
Growth	39.6%		26.6%
Net income (loss) attributable to Alexandria’s common stockholders – diluted
In millions	$79.3	$(49.8)	$324.2	$150.4
Per share	$0.63	$(0.44)	$2.61	$1.35
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$230.7	$197.1	$677.1	$579.6
Per share	$1.83	$1.75	$5.46	$5.19
Alexandria and its tenants at the vanguard and heart of the life science ecosystem
Bringing together our unique and pioneering strategic vertical platforms of essential Labspace® real estate, strategic venture investments, impactful thought leadership, and purposeful corporate responsibility, Alexandria is at the vanguard and heart of the vital life science ecosystem that is advancing solutions for COVID-19 and other key challenges to human health. Safe and effective vaccines and therapies, in addition to widespread testing, continue to be critically needed to combat the global COVID-19 pandemic. By maintaining continuous operations across our campuses and facilities, Alexandria has enabled our tenants, nearly 100 of which have programs focused on COVID-19, to continue to pursue their essential, mission-critical research, development, manufacturing, and commercialization efforts. Refer to “Alexandria and Its Innovative Tenants Are at the Vanguard and Heart of the Life Science Ecosystem Advancing Solutions for COVID-19” of this Earnings Press Release for additional detail.

Strong and flexible balance sheet with significant liquidity
•$3.9 billion of liquidity as of September 30, 2020, proforma for our unsecured senior line of credit amended in October 2020. Refer to “Key credit metrics” of our Supplemental Information for additional details.
•Minimal debt, 1.5% of total outstanding debt, maturing prior to 2024.
•10.6 years weighted-average remaining term of debt as of September 30, 2020.
•Investment-grade credit ratings, which rank in the top 10% among all publicly traded REITs, of Baa1/Stable from Moody’s Investors Service and BBB+/Stable from S&P Global Ratings, both as of September 30, 2020.

Continued dividend strategy to share growth in cash flows with stockholders
Common stock dividend declared for 3Q20 of $1.06 per common share, aggregating $4.18 per common share for the twelve months ended September 30, 2020, up 24 cents, or 6%, over the twelve months ended September 30, 2019. Our FFO payout ratio of 61% for the three months ended September 30, 2020, allows us to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

A REIT industry-leading, high-quality tenant roster
•54% of annual rental revenue from investment-grade or publicly traded large cap tenants.
•Weighted-average remaining lease term of 7.7 years.

Key strategic transactions generated capital for investment into our highly leased value-creation pipeline
•During 3Q20, we completed two strategic transactions in our SoMa submarket that generated capital aggregating $284.2 million for investment into our highly leased development and redevelopment projects currently under construction:
•Disposition of 945 Market Street, aggregating 255,765 RSF, for a sales price of $198.0 million.
•Termination of our contract with Pinterest, Inc. related to a future lease of 488,899 RSF at our 88 Bluxome Street development project, which has not commenced vertical construction. We recognized income of $86.2 million that comprise a termination fee of $89.5 million and related expenses of $3.3 million.
High-quality revenues and cash flows, strong Adjusted EBITDA margin, and operational excellence

Percentage of annual rental revenue in effect from:
Investment-grade or publicly traded large cap tenants	54%
Class A properties in AAA locations	73%
Occupancy of operating properties in North America	94.9%	(1)
Operating margin	74%	(2)
Adjusted EBITDA margin	67%
Weighted-average remaining lease term:
All tenants	7.7	years
Top 20 tenants	11.0	years

(1)Includes 859,479 RSF, or 2.8%, of vacancy in our North America markets, representing lease-up opportunities at properties recently acquired. Excluding these acquired vacancies, occupancy of operating properties in North America was 97.7% as of September 30, 2020, up 60 bps from 97.1% as of June 30, 2020. Refer to “Occupancy” of our Supplemental Information for additional details regarding vacancy from recently acquired properties.
(2)Includes the effect of a termination fee recognized during 3Q20. Excluding this effect, our operating margin for 3Q20 would have been 70%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	1

Third Quarter Ended September 30, 2020, Financial and Operating Results (continued)
September 30, 2020

Continued solid net operating income and internal growth
•Net operating income (cash basis) of $1.4 billion for 3Q20 annualized, up $483.7 million, or 50.2%, compared to 3Q19 annualized.
•94% of our leases contain contractual annual rent escalations approximating 3%.
•Same property net operating income growth:
•2.9% and 4.9% (cash basis) for 3Q20 over 3Q19.
•2.3% and 4.8% (cash basis) for YTD 3Q20 over YTD 3Q19.
•Continued solid leasing activity and rental rate growth in 3Q20 over expiring rates on renewed and re-leased space:

	3Q20	YTD 3Q20
Total leasing activity – RSF	1,208,382	2,989,247
Leasing of development and redevelopment space – RSF	313,939	524,210
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	605,765	1,856,917
Rental rate increases	39.9%	40.7%
Rental rate increases (cash basis)	30.9%	21.5%

Sustained strength in tenant collections during the ongoing COVID-19 pandemic
•We have collected rents and tenant recoveries as follows:
•99.7% for the three months ended September 30, 2020; and
•99.7% for October 2020 as of October 23, 2020.
•As of June 30, 2020 and September 30, 2020, our tenant receivables balances were $7.2 million and $7.6 million, respectively, our two lowest quarter-end balances since 2013.

Key items included in operating results

Key items included in net income attributable to Alexandria’s common stockholders:
					YTD
	3Q20	3Q19	3Q20	3Q19	3Q20	3Q19	3Q20	3Q19
(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Unrealized (losses) gains on non-real estate investments	$(14.0)	$(70.0)	$(0.11)	$(0.62)	$140.5	$13.2	$1.13	$0.12
Gain on sales of real estate	1.6	—	0.01	—	1.6	—	0.01	—
Impairment of real estate	(7.7)	—	(0.06)	—	(30.5)	—	(0.24)	—
Impairment of non-real estate investments	—	(7.1)	—	(0.06)	(24.5)	(7.1)	(0.20)	(0.06)
Loss on early extinguishment of debt	(52.8)	(40.2)	(0.42)	(0.36)	(52.8)	(47.6)	(0.42)	(0.43)
Loss on early termination of interest rate hedge agreements	—	(1.7)	—	(0.02)	—	(1.7)	—	(0.02)
Termination fee(1)	86.2	—	0.69	—	86.2	—	0.69	—
Acceleration of stock compensation expense due to executive officer resignation	(4.5)	—	(0.04)	—	(4.5)	—	(0.04)	—
Preferred stock redemption charge	—	—	—	—	—	(2.6)	—	(0.02)
Total	$8.8	$(119.0)	$0.07	$(1.06)	$116.0	$(45.8)	$0.93	$(0.41)

(1)Refer to the previous page for additional details.
Strategic acquisitions with significant value-creation opportunities in key submarkets
•During 3Q20, we completed acquisitions of 24 properties aggregating 4.7 million SF, including 2.2 million RSF from our acquisition of Alexandria Center® for Life Science – Durham (described below) and 1.5 million RSF of future value-creation opportunities, for an aggregate purchase price of $1.3 billion. Refer to “Acquisitions” of this Earnings Press Release for additional details.
•In August 2020, we acquired Alexandria Center® for Life Science – Durham, a 16-building collaborative life science campus aggregating 2.2 million RSF, located in our Research Triangle market for $590.4 million. The campus comprises 12 operating properties, one operating property with future redevelopment opportunities, and three properties that are currently undergoing redevelopment. The 13 operating properties generate 99% of annual rental revenue from investment-grade tenants. The acquisition of this campus, which is in close proximity to renowned academic institutions, including Duke University, North Carolina State University, and the University of North Carolina at Chapel Hill, allows us to allocate capital into a key innovation cluster with significant opportunities for incremental net operating income and organic growth.

Highly leased value-creation pipeline, including COVID-19-focused R&D space
•Current and pre-leased near-term projects aggregating 4.1 million RSF, including COVID-19-focused R&D spaces, are highly leased/negotiating at 74% and will generate significant revenues and cash flows. Key highlights include:
•Continued leasing/negotiating progress on projects that were under construction as of 2Q20, 80% leased/negotiating;
•902,381 RSF added to projects under construction that are 54% leased/negotiating;
•493,986 RSF of near-term projects that are highly leased/negotiating at 80%.
•Annual net operating income (cash basis), including our share of unconsolidated real estate joint ventures, is expected to increase by $27 million upon the burn-off of initial free rent on recently delivered projects.

Balance sheet management

Key metrics as of September 30, 2020
•$29.2 billion of total market capitalization.
•$21.3 billion of total equity capitalization.
•$3.9 billion of liquidity as of September 30, 2020, proforma for our unsecured senior line of credit amended in October 2020.

	3Q20		Goal
	Quarter	Trailing	4Q20
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.8x	6.0x	Less than or equal to 5.3x
Fixed-charge coverage ratio	4.3x	4.3x	Greater than or equal to 4.4x

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	2

Third Quarter Ended September 30, 2020, Financial and Operating Results (continued)
September 30, 2020

Key metrics as of September 30, 2020 (continued)

Value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross investments in real estate	3Q20
Current and pre-leased near-term projects 74% leased/negotiating	7%
Income-producing/potential cash flows/covered land play(1)	6%
Land	3%

(1)Includes projects that have existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

Key capital events
•In August 2020, we opportunistically issued $1.0 billion of unsecured senior notes payable due in 2033 at an interest rate of 1.875% (“1.875% Unsecured Senior Notes”).
•We used a portion of the proceeds from our 1.875% Unsecured Senior Notes to refinance $500.0 million of our 3.90% unsecured senior notes payable due in 2023, pursuant to a partial cash tender offer completed on August 5, 2020, and a subsequent call for redemption for the remaining outstanding amounts, which settled on September 4, 2020. As a result of our debt refinancing, we recognized a loss on early extinguishment of debt of $50.8 million, including the write-off of unamortized loan fees.
•In October 2020, we amended our unsecured senior line of credit. Key changes include:

	New Agreement	Change
Commitments available for borrowing	$3.0 billion	Up $800 million
Interest rate	LIBOR+0.825%	Added a 0% LIBOR floor
Maturity date	January 6, 2026	Extended 2 years

•In January 2020 and July 2020, we completed $1.0 billion and $1.1 billion of forward equity sales agreements, respectively, to sell an aggregate of 6.9 million shares for each offering (13.8 million in aggregate) of our common stock (including the exercise of underwriters’ options) at public offering prices of $155.00 per share and $160.50 per share, respectively, before underwriting discounts.
•In March 2020, we settled 3.4 million shares and received proceeds of $500.0 million. In September 2020, we settled 8.7 million shares and received proceeds of $1.3 billion.
•As of October 26, 2020, 1.8 million shares of our common stock remain outstanding under forward equity sales agreements, for which we expect to receive proceeds of $267.4 million, to be further adjusted as provided in the sales agreements, that will fund pending and recently completed acquisitions and the construction of our highly leased development projects. We expect to settle the remaining outstanding forward equity sales agreements in 2020.
•During 3Q20 and through October 26, 2020, there was no sale activity under our “at-the-market” common stock offering program (“ATM program”). As of October 26, 2020, we have $843.7 million remaining available under our ATM program.

Investments
•Our investments in publicly traded companies and privately held entities aggregated a carrying amount of $1.3 billion, including an adjusted cost basis of $788.8 million and unrealized gains of $542.1 million, as of September 30, 2020.
•Investment income of $3.3 million during 3Q20 included $17.4 million in realized gains and $14.0 million in unrealized losses.
Leader in corporate responsibility: catalyzing and leading the way for positive societal change
Industry leadership
•In July 2020, Alexandria Venture Investments, our strategic venture capital platform, was recognized as the most active biopharma investor by new deal volume from 2019 to 1H20 by Silicon Valley Bank in its “Mid-Year 2020 Healthcare Investments and Exits Report.” Alexandria’s venture activity provides us with, among other things, mission-critical data and knowledge on innovations and trends.
•In September 2020, Alexandria won the Commercial Brokers Association (“CBA”) Boston Landlord of the Year award. The CBA was established as a freestanding division of the Greater Boston Real Estate Board in 2001 and represents over 400 members in the commercial brokerage community throughout Massachusetts.

Pioneering social responsibility initiatives to continue to drive unique, disruptive, and highly impactful solutions to tackle some of society’s most complex and pressing challenges
Alexandria is profoundly committed to driving forward significant collaborative and innovative solutions to address some of today’s most urgent and widespread societal challenges, including the COVID-19 pandemic, the opioid crisis, poverty, and disparities in educational opportunities. We align every aspect of our multifaceted business model and visionary social responsibility efforts to support our mission to advance human health, as well as to drive tangible and positive results in our local communities.
At the vanguard and heart of the life science ecosystem that is crucial to advancing innovative solutions for COVID-19
•Alexandria has enabled notable life science tenants to continue their essential on-site operations as part of the industry’s collective efforts to improve the quality, capacity, and turnaround time for COVID-19 testing. In addition, we have leveraged our network of experts to focus on the health, safety, and well-being of our tenants and their employees by increasing and improving their access to COVID-19 testing in critical locations, such as New York City and Cambridge.
•Alexandria has pioneered and implemented robust, cutting-edge initiatives for safer buildings, which have been reviewed and validated by our COVID-19 Advisory Board, along with building optimization measures and operational protocols that encompass a variety of research-backed initiatives, including informational health and safety graphics, disinfectant cleaning guidelines, improved air filtration, effective health security communications, and the implementation of building-specific guidelines and policies that call for active cooperation of building occupants and service providers.

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Third Quarter Ended September 30, 2020, Financial and Operating Results (continued)
September 30, 2020

•As a testament to our comprehensive and industry-leading COVID‑19 prevention guidelines and practices, which expand upon our existing rigorous health and safety standards, we were recognized by the Center for Active Design, the operator of Fitwel, as the first-ever company to achieve a Fitwel Viral Response Certification with Distinction, the highest designation within the new Viral Response Module developed by the world’s leading healthy building certification system.
•Alexandria has sourced over 54,000 pieces of personal protective equipment worldwide and donated these mission-critical supplies to protect and support healthcare workers in some of the nation’s hardest-hit cities, including New York City, Boston, Seattle, Los Angeles, and San Diego.
•Alexandria has donated more than $1 million to several highly impactful national and regional organizations supporting communities severely affected by the pandemic, including ROAR (Relief Opportunities for All Restaurants), which makes financial relief available to New York City’s nearly 1 million restaurant workers, and Robin Hood, New York City’s largest poverty-fighting organization, of which our executive chairman and founder, Joel S. Marcus, has served on the board of directors since 2016.

Pioneering a fully integrated ecosystem to reverse the trajectory of the opioid epidemic and support addiction recovery
•Determined to reverse the trajectory of the U.S. opioid crisis, which is one of the most pervasive public health challenges in our nation’s history, Alexandria, in partnership with Verily Life Sciences, envisioned an innovative, non-profit healthcare ecosystem dedicated to the full and sustained recovery of people living with addiction. To realize this vision, Alexandria and Verily Life Sciences pioneered a fully integrated campus to house an evidence-based comprehensive treatment model encompassing a full continuum of care with dedicated facilities and services for treatment, residential housing, group therapy, family reunification, workforce development programs, job placement, and community transition.
•As the strategic real estate partner in this mission-critical initiative, Alexandria catalyzed the vision for and led the design and development of the 4.3-acre, 59,000 RSF campus in Dayton, Ohio, aimed at revolutionizing the way addiction is treated. Since the opening of the Outpatient Clinic in the fall of 2019 and the Crisis Stabilization Unit in the winter of 2020, OneFifteen has served more than 1,500 patients and carried out more than 2,000 virtual visits. In September 2020, Alexandria delivered OneFifteen Living, a three-story residential housing facility that serves as a safe place for patients to live as they access on-campus treatment services.
•As overdose deaths rise dramatically against the backdrop of the COVID-19 pandemic, Alexandria is committed to addressing this public health crisis and developing effective, scalable solutions. It is our hope that OneFifteen’s groundbreaking, evidence-based, comprehensive treatment strategy will drive superior health outcomes and serve as a model of recovery for the rest of the country to replicate.

Empowering students through educational opportunities that build foundations and pave paths for long-term success
•Alexandria is deeply committed to driving educational opportunities and providing the support and resources needed to build the foundations for underprivileged students to succeed and become engaged and leading members of society. Understanding that education is one of the most fundamental foundations for a safe, healthy, and good life and essential for opportunity and economic mobility, we have forged deep partnerships in our communities with highly impactful organizations that provide holistic educational resources to underserved populations.
•In Durham, North Carolina, we work closely with the Emily Krzyzewski Center, a non-profit organization that paves a path to success in higher education for academically focused, low-income K–12 students. Through programs that build and accelerate students’ scholastic skills, the center has supported exceptional achievement throughout the students’ years in high school and higher education and in their careers. Students receive holistic support that encompasses academic skills development, personal management and leadership training, college planning, and career exploration. Of those who complete Emily K’s Scholars to College program, 100% are accepted to college each year.
•Through our long-term, hands-on partnership with CS4ALL (Computer Science for All), we are helping to ensure that all of New York City’s 1.1 million public school students, 72.8% of whom are considered low income, have access to high-quality computer science coursework throughout their K–12 education. We believe that STEM (science, technology, engineering, and mathematics) education is important for preparing students for academic success, the 21st-century job market, and beyond.
•In August 2020, we pledged to donate $1.5 million to the San Carlos School District and the San Carlos Education Foundation, extending our strong commitment to enhancing neighborhoods where we develop and operate. The generous donation fills the school district’s funding gap resulting from the economic impact of COVID-19 and, importantly, will enable San Carlos public schools to continue to offer quality education to its students.
•In August 2020, we made a pledge to the South San Francisco Unified School District through the California Life Sciences Institute and California Life Sciences Association’s joint South San Francisco Empowerment Initiative, which aims to build science competency while closing the digital gap. Through this contribution, we provided iPads, Chromebooks, and MacBook Airs to help K–12 students and teachers in South San Francisco stay connected in a digital learning environment.

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"Having a safe and effective medical countermeasure to prevent COVID-19 would enable us to not only save lives but also help end the global pandemic."

Anthony Fauci, MD
Director, NIAID

Source: National Institutes of Health, "NIH launches clinical trials network to test COVID-19 vaccines and other prevention tools," July 8, 2020.

ENHANCING TESTING QUALITY & CAPACITY

Abbott
CHAN ZUCKERBERG BIOHUB
color
LabCorp
Quest Diagnostics™
Roche
ThermoFisher SCIENTIFIC
verily

ADVANCING NEW & REPURPOSED THERAPIES

Adaptive biotechnologies®
AMGEN
APPLIED THERAPEUTICS
ATRECA
GILEAD
Lilly
NOVARTIS
VIR

DEVELOPING PREVENTATIVE VACCINES

AstraZeneca
GreenLight BIOSCIENCES™
gsk
Johnson & Johnson
MERCK
moderna
NIH National Institute of Allergy and Infectious Diseases
NOVAVAX
Pfizer
SANOFI

(1)Represents an illustrative subset of nearly 100 tenants focused on COVID-19-related efforts, with some of these companies working on multiple efforts that span testing, treatment, and/or vaccine development.

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ALEXANDRIA'S TENANTS AND INVESTMENTS AT THE FOREFRONT OF DEVELOPING A SAFE AND EFFECTIVE VACCINE

"The scope of clinical trials underway for a COVID vaccine is unprecedented. Never before have so many massive trials been undertaken simultaneously in pursuit of a single goal. The oversight of safety boards is evidence of the integrity, rigor, and careful nature of this process."[(1)]

Scott Gottlieb, MD – Resident Fellow, American Enterprise Institute; Former FDA Commissioner

UNPRECEDENTED R&D COLLABORATION: OPERATION WARP SPEED

As a cornerstone of the U.S. government's effort to accelerate the development, manufacturing, and distribution of COVID-19 diagnostics, therapeutics, and vaccines, it has allocated **$10 billion** to Operation Warp Speed (OWS).

With a keen focus on **expediting the delivery of a safe and effective vaccine** by January 2021, OWS has awarded grants to a handful of industry partners, many of which are Alexandria tenants.

FEDERAL FUNDING[(2)]	COMPANY	CURRENT TRIAL STAGE[(2)]	ARE TENANT
Up to $2.5B	moderna	Phase III	✓
~$2.0B	gsk SANOFI	Phase I/II	✓
Up to $1.95B	Pfizer	Phase III	✓
Up to $1.6B	NOVAVAX	Phase III	✓
~$1.46B	Johnson & Johnson	Phase III[(3)]	✓
Up to $1.2B	AstraZeneca	Phase III[(3)]	✓
$628M	emergent biosolutions	Manufacturing Contract	✓
$265M	FUJIFILM	Manufacturing Contract	✓

(1)Source: Scott Gottlieb, MD, Twitter, October 13, 2020, 6:19 a.m.
(2)Announced award value and clinical trial stage as of October 23, 2020.
(3)Johnson & Johnson has temporarily paused further dosing in all of its COVID-19 vaccine candidate clinical trials, including the Phase III ENSEMBLE trial, due to an unexplained illness in a study participant. AstraZeneca similarly paused its Phase III vaccine trial in early September due to an unexplained case of transverse myelitis in a study participant. As of October 23, 2020, the clinical holds for both Johnson & Johnson and AstraZeneca have been lifted after review by independent data safety monitoring boards and approval from the FDA.

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Alexandria Fighting COVID-19 on Multiple Fronts
September 30, 2020

Alexandria and its innovative tenants are at the vanguard and heart of the life science ecosystem advancing solutions for COVID-19

Safe and effective vaccines and therapies, in addition to widespread testing, continue to be critically needed to combat the global COVID-19 pandemic. By maintaining essential continuous operations across our campuses, Alexandria has enabled several of our life science tenants to pursue mission-critical COVID-19-related research and development. The heroic work being done by so many of our tenants and campus community members to help test for, treat, and prevent COVID-19, as well as provide medical supplies and protective equipment to neighboring hospitals, is profound and inspiring. We are currently tracking nearly 100 tenants across our cluster markets that are advancing solutions for COVID-19.

Developing preventative vaccines

A prophylactic vaccine should help bring about the effective end of the global COVID-19 pandemic. As such, researchers around the world are working tirelessly on over 135 COVID-19 vaccine programs, with at least 48 vaccine candidates in human trials.

In an effort to expedite the development, manufacturing, and distribution of COVID-19 vaccines, the U.S. government has called for unprecedented public-private collaboration, allocating several billions of dollars through various initiatives, including Operation Warp Speed. Leveraging their vaccine development expertise and innovative technology platforms, our tenants AstraZeneca plc, Moderna, Inc., and Pfizer Inc. have the most advanced vaccine programs in late-stage clinical development, each of which has been further supported by government funding. Each company expects to announce critical data in the fourth quarter of 2020 which could form the basis for emergency use authorization (“EUA”) from the FDA by year-end 2020 or in early 2021.

Additional tenants including Emergent BioSolutions Inc., FUJIFILM Diosynth Biotechnologies, GlaxoSmithKline, Johnson & Johnson, Merck & Co., Inc., Novavax, Inc., and Sanofi have also been awarded government support for their efforts in the development, manufacturing, and/or distribution of COVID-19 vaccines. Clinical trial data and progress will continue to be reported by these companies over the coming months, with the goal of expediting the widespread delivery of a safe and effective COVID-19 vaccine to the public within the next 12 months.

Advancing new and repurposed therapies

On October 22, 2020, the FDA approved Gilead Sciences, Inc.’s antiviral drug Veklury® (remdesivir) for the treatment of COVID-19 patients requiring hospitalization. In addition, over 250 experimental therapies to treat COVID-19 are being studied in over 600 clinical trials around the world in addition to more than 150 therapeutic candidates in preclinical development. A substantial number of these programs are sponsored by our tenants and include the following notable efforts:

•Eli Lilly and Company is developing multiple potential antibody therapies for the treatment and potential prevention of COVID-19. On October 7, 2020, the company announced that it was seeking emergency use authorization from the FDA for its most advanced antibody (bamlanivimab), developed in partnership with AbCellera and the NIH, for the treatment of high-risk patients with mild to moderate COVID-19. On October 13, 2020, the NIH announced that it would pause enrollment of its Phase III study testing Lilly’s antibody treatment in hospitalized patients out of “an abundance of caution” to allow an independent safety review of the trial data.
•Vir Biotechnology, Inc. (“Vir”) and GlaxoSmithKline (“GSK”) have entered into a strategic partnership to utilize Vir’s neutralizing antibody platform to identify novel drug candidates that may be used as therapeutic or preventative COVID-19 treatments. On October 6, 2020, Vir and GSK announced that their most advanced antibody therapy for the early treatment of patients with COVID-19 has entered Phase III; they expect initial study data by year-end 2020 and complete results in the first quarter of 2021.

Several other Alexandria tenants, including AbbVie Inc., Amgen, AstraZeneca plc, Atreca Inc., Enanta Pharmaceuticals, Inc., Novartis AG, and Pfizer Inc., are similarly endeavoring to develop novel therapies and repurpose existing and investigational drugs to provide near-term treatments for moderate and severe COVID-19 patients and those at highest risk.

Improving testing quality and capacity

Abbott Laboratories, Adaptive Biotechnologies Corporation, Color, Cue Health Inc., Laboratory Corporation of America Holdings, Quest Diagnostics, Quidel Corporation, Roche, Thermo Fisher Scientific Inc., Verily Life Sciences, and others are working to improve testing quality, capacity, and turnaround time to more effectively determine who has an active COVID-19 infection, who has been exposed to the virus, and who has developed immunity against it. The increased availability of widespread COVID-19 testing is critical for curtailing the pandemic and facilitating a safer reopening of workplaces, communities, and society overall.

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Acquisitions
September 30, 2020
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage					Unlevered Yields		Purchase Price
					Future Development		Active Redevelopment	Operating With Future Development/ Redevelopment	Operating	Initial Stabilized	Initial Stabilized (Cash)

Completed in 1H20			15	80%	1,739,825		63,774	439,244	1,492,599				$699,829

Completed in 3Q20:
Alexandria Center® for Life Science – Durham	Research Triangle/ Research Triangle	8/21/20	16	84%	—		652,381	100,145	1,485,621	(1)	(1)		590,412
Reservoir Woods	Route 128/ Greater Boston	8/25/20	3	100	440,000		—	515,273	—	(2)	(2)		325,307
3181 Porter Drive	Greater Stanford/ San Francisco	8/6/20	1	100	—		—	—	104,011	7.2%	5.0%		115,200
One Upland Road	Route 128/ Greater Boston	8/19/20	1	100	450,000		—	—	243,082	6.3% (3)	5.6% (3)		110,257
11255 and 11355 North Torrey Pines Road	Torrey Pines/ San Diego	7/22/20	2	100	240,000	(4)	—	139,135	—	(2)	(2)		97,500
Other	Various	Various	1	75	327,488		—	42,380	—	N/A	N/A		44,244
Completed in 3Q20			24	90%	1,457,488		652,381	796,933	1,832,714				1,282,920

Projected in 4Q20:
Completed acquisitions	Various	October 2020	3	100%	—		169,420	76,951	—	(2)	(2)		108,748
Pending acquisitions	Various												508,503
Projected in 4Q20													617,251

2020 guidance range											$2,400,000	–	$2,800,000

Mercer Mega Block	Lake Union/Seattle	TBD(5)	—	N/A	800,000		—	—	—	(5)	(5)		$143,500

(1)The campus includes 16 properties, of which three properties aggregating 652,381 RSF are currently undergoing active redevelopment. We expect to achieve unlevered initial stabilized yields of 6.2% and 5.8% (cash basis) for the 13 operating properties. These operating properties generate 99% of annual rental revenue from investment-grade tenants. Refer to “New Class A development and redevelopment properties: current projects” of our Supplemental Information for additional details on the three properties undergoing active redevelopment.
(2)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(3)Represents unlevered initial stabilized yields for the operating property excluding excess land.
(4)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation. We intend to demolish the existing properties upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and reconciliations” of our Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(5)We continue to diligently work through various long-lead-time due diligence items, with certain deadlines extending into early 2021. We are working toward completion of all due diligence items as soon as possible.

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Dispositions
September 30, 2020
(Dollars in thousands)

Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Sales Price			Sales Price per RSF	Gain
Completed:
945 Market Street(1)	SoMa/San Francisco	9/4/20	99.5%	255,765	$198,000			$774	$—
9808 and 9868 Scranton Road	Sorrento Mesa/San Diego	4/13/20	50%	219,628	51,104			$465	(2)
Other	Route 495/Greater Boston	8/7/20	100%	60,759	3,350			$55	1,603
				536,152	252,454				$1,603

Projected 4Q20:
Pending	San Francisco	TBD	TBD		500,000	–	600,000
Pending	Seattle	TBD	TBD		200,000	–	300,000
Other	Various	TBD	TBD		47,546	–	147,546
2020 guidance range					$1,000,000	–	$1,300,000

(1)Upon approval for sale by our Board of Directors in September 2020, the asset met the criteria for classification as held for sale, and we recognized an impairment charge of $6.8 million to lower the carrying amount to the estimated fair value less costs to sell. In September 2020, we completed the disposition and sold our ownership interest in this recently acquired property, which is expected to be used as retail space by the buyer.
(2)We completed the sale of a partial interest in properties at 9808 and 9868 Scranton Road in our Sorrento Mesa submarket to the existing SD Tech by Alexandria consolidated real estate joint venture, in which we have a 50% ownership interest. We retained control over this real estate joint venture, and therefore, we continue to consolidate these properties. For consolidated joint ventures, we account for the difference between the consideration received and the book value of the interest sold as an equity transaction, with no gain or loss recognized in earnings.

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Guidance
September 30, 2020
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2020. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 12 of this Earnings Press Release for additional details.

Projected 2020 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 10/26/20	As of 7/27/20
Earnings per share(1)	$3.09 to $3.11	$3.00 to $3.08
Depreciation and amortization of real estate assets	5.15	5.15
Gain on sale of real estate	(0.01)	—
Impairment of real estate – rental properties(2)	0.12	0.06
Allocation to unvested restricted stock awards	(0.05)	(0.05)
Funds from operations per share(3)	$8.30 to $8.32	$8.16 to $8.24
Unrealized gains on non-real estate investments	(1.13)	(1.25)
Impairment of non-real estate investments	0.20	0.20
Impairment of real estate(4)	0.12	0.12
Loss on early extinguishment of debt(5)	0.42	—
Termination fee(6)	(0.69)	—
Acceleration of stock compensation expense due to executive officer resignation	0.04	—
Allocation to unvested restricted stock awards/other	0.03	0.03
Funds from operations per share, as adjusted(1)	$7.29 to $7.31	$7.26 to $7.34
Midpoint	$7.30	$7.30

	As of 10/26/20		As of 7/27/20
Key Assumptions	Low	High	Low	High
Occupancy percentage in North America as of December 31, 2020	94.8%	95.4%	94.8%	95.4%
Lease renewals and re-leasing of space:
Rental rate increases	30.5%	33.5%	28.0%	31.0%
Rental rate increases (cash basis)	16.0%	19.0%	14.0%	17.0%
Same property performance:
Net operating income increase	1.0%	3.0%	1.0%	3.0%
Net operating income increase (cash basis)	4.5%	6.5%	4.5%	6.5%
Straight-line rent revenue	$98	$108	$98	$108
General and administrative expenses(7)	$126	$131	$121	$126
Capitalization of interest	$117	$127	$117	$127
Interest expense	$170	$180	$170	$180

(1)Excludes unrealized gains or losses after September 30, 2020, that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Includes a $7.6 million impairment recognized during 1Q20 on our investment in a recently developed retail property held by our unconsolidated real estate joint venture. Additionally, during 3Q20 we recognized an impairment charge of $7.7 million primarily to reduce the carrying amount of our property at 945 Market Street to its estimated fair value. We completed the disposition of this asset in September 2020.
(3)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in “Definitions and reconciliations” of our Supplemental Information for additional details.
(4)Includes an impairment charge of $10 million recognized in April 2020 to write off the carrying amount of the pre-acquisition deposit related to an operating tech office property for which our revised economic projections declined from our initial underwriting. The impairment was recognized concurrently with the submission of our notice to terminate the transaction.
(5)Includes losses on early extinguishment of debt aggregating $53.4 million comprising (i) $50.8 million related to the refinancing of our 3.90% unsecured senior notes payable due in 2023 in 3Q20, (ii) $1.9 million related to the termination of our $750 million unsecured senior line of credit in 3Q20, and (iii) $651 thousand related to the amendment of our unsecured senior line of credit in October 2020.
(6)Refer to page 1 of this Earnings Press Release for additional details.
(7)Increase in the guidance range for general and administrative expenses attributable to the acceleration of stock compensation expense due to the resignation of an executive officer in 3Q20.

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Guidance (continued)
September 30, 2020
(Dollars in millions)

Key Credit Metrics	2020 Guidance
Net debt and preferred stock to Adjusted EBITDA – 4Q20 annualized	Less than or equal to 5.3x
Fixed-charge coverage ratio – 4Q20 annualized	Greater than or equal to 4.4x

	As of 10/26/20
Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items	As of 7/27/20 Midpoint
Sources of capital:
Net cash provided by operating activities after dividends(1)	$185	$225	$205		$205
Incremental debt	635	575	605	see below	495
Real estate dispositions and partial interest sales	1,000	1,300	1,150	(2)	1,250
Common equity	2,080	2,600	2,340	$2,078 (3)	2,090
Total sources of capital	$3,900	$4,700	$4,300		$4,040
Uses of capital:
Construction (see page 45 for additional information)	$1,200	$1,500	$1,350		$1,350
Acquisitions (see page 8 for additional information)	2,400	2,800	2,600	$2,091	1,800
Proceeds from complete unsecured senior notes offering held in cash	300	400	350	$300 – $400	—
Total uses of capital	$3,900	$4,700	$4,300		$3,150
Incremental debt (included above):
Issuance of unsecured senior notes payable	$1,700	$1,700	$1,700	$1,700	$700
Principal repayments of unsecured senior notes payable	(500)	(500)	(500)	$(500)	—
Unsecured senior line of credit, commercial paper, and other	(565)	(625)	(595)		(205)
Incremental debt	$635	$575	$605		$495

Excess sources of capital			$—		$890

(1)Excludes significant termination fee proceeds.
(2)Refer to “Dispositions” in this Earnings Press Release for additional information.
(3)Refer to page 3 of this Earnings Press Release for additional detail on our forward equity sales agreements activity.

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Earnings Call Information and About the Company
September 30, 2020

We will host a conference call on Tuesday, October 27, 2020, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the third quarter ended September 30, 2020. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, October 27, 2020. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10147053.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2020, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2020q3.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, co-president and chief financial officer; or Sara M. Kabakoff, vice president – corporate communications, at (626) 578-0777; or Paula Schwartz, managing director of Rx Communications Group, at (917) 322-2216.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office real estate investment trust (“REIT”), is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, technology, and agtech campuses in AAA innovation cluster locations, with a total market capitalization of $29.2 billion as of September 30, 2020, and an asset base in North America of 47.4 million square feet (“SF”). The asset base in North America includes 31.2 million RSF of operating properties and 2.8 million RSF of Class A properties undergoing construction, 7.2 million RSF of near-term and intermediate-term development and redevelopment projects, and 6.2 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, technology, and agtech campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, technology, and agtech companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2020 earnings per share attributable to Alexandria’s common stockholders – diluted, 2020 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets (including the impact of the ongoing COVID-19 pandemic), our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

For additional discussion of the risks and other potential impacts posed by the outbreak of the COVID-19 pandemic and uncertainties we, our tenants, and the global and national economies face as a result, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report on Form 10-Q filed with the SEC on October 26, 2020.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, Labspace®, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, Alexandria Innovation Center®, Alexandria Summit®, LaunchLabs®, GradLabs™, and That’s What’s in Our DNA™ are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	12

Consolidated Statements of Operations
September 30, 2020
(Dollars in thousands, except per share amounts)

	Three Months Ended						Nine Months Ended
	9/30/20		6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Revenues:
Income from rentals	$543,412	(1)	$435,856	$437,605	$404,721	$385,776	$1,416,873	$1,112,143
Other income	1,630		1,100	2,314	3,393	4,708	5,044	11,039
Total revenues	545,042		436,956	439,919	408,114	390,484	1,421,917	1,123,182

Expenses:
Rental operations	140,443		123,911	129,103	121,852	116,450	393,457	323,640
General and administrative	36,913	(1)	31,775	31,963	29,782	27,930	100,651	79,041
Interest	43,318		45,014	45,739	45,493	46,203	134,071	128,182
Depreciation and amortization	176,831		168,027	175,496	140,518	135,570	520,354	404,094
Impairment of real estate	7,680		13,218	2,003	12,334	—	22,901	—
Loss on early extinguishment of debt	52,770		—	—	—	40,209	52,770	47,570
Total expenses	457,955		381,945	384,304	349,979	366,362	1,224,204	982,527

Equity in earnings (losses) of unconsolidated real estate joint ventures	3,778		3,893	(3,116)	4,777	2,951	4,555	5,359
Investment income (loss)	3,348		184,657	(21,821)	152,667	(63,076)	166,184	41,980
Gain on sales of real estate	1,586		—	—	474	—	1,586	—
Net income (loss)	95,799		243,561	30,678	216,053	(36,003)	370,038	187,994
Net income attributable to noncontrolling interests	(14,743)		(13,907)	(11,913)	(13,612)	(11,199)	(40,563)	(27,270)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	81,056		229,654	18,765	202,441	(47,202)	329,475	160,724
Dividends on preferred stock	—		—	—	—	(1,173)	—	(3,204)
Preferred stock redemption charge	—		—	—	—	—	—	(2,580)
Net income attributable to unvested restricted stock awards	(1,730)		(3,054)	(1,925)	(2,823)	(1,398)	(5,304)	(4,532)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$79,326		$226,600	$16,840	$199,618	$(49,773)	$324,171	$150,408

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.64		$1.82	$0.14	$1.75	$(0.44)	$2.62	$1.35
Diluted	$0.63		$1.82	$0.14	$1.74	$(0.44)	$2.61	$1.35

Weighted-average shares of common stock outstanding:
Basic	124,901		124,333	121,433	114,175	112,120	123,561	111,540
Diluted	125,828		124,448	121,785	114,974	112,120	124,027	111,712

Dividends declared per share of common stock	$1.06		$1.06	$1.03	$1.03	$1.00	$3.15	$2.97

(1)Refer to “Key items included in operating results” on page 2 of this Earnings Press Release for additional details.

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Consolidated Balance Sheets
September 30, 2020
(In thousands)

	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19
Assets
Investments in real estate	$17,600,648	$16,281,125	$15,832,182	$14,844,038	$13,618,280
Investments in unconsolidated real estate joint ventures	330,792	326,858	325,665	346,890	340,190
Cash and cash equivalents	446,255	206,860	445,255	189,681	410,675
Restricted cash	38,788	34,680	43,116	53,008	42,295
Tenant receivables	7,641	7,208	14,976	10,691	10,668
Deferred rent	719,552	688,749	663,926	641,844	615,817
Deferred leasing costs	266,440	274,483	269,458	270,043	252,772
Investments	1,330,945	1,318,465	1,123,482	1,140,594	990,454
Other assets	1,169,610	930,680	983,875	893,714	777,003
Total assets	$21,910,671	$20,069,108	$19,701,935	$18,390,503	$17,058,154

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$342,363	$344,784	$347,136	$349,352	$351,852
Unsecured senior notes payable	7,230,819	6,738,486	6,736,999	6,044,127	6,042,831
Unsecured senior line of credit and commercial paper	249,989	440,000	221,000	384,000	343,000
Accounts payable, accrued expenses, and other liabilities	1,609,340	1,343,181	1,352,554	1,320,268	1,241,276
Dividends payable	143,040	133,681	129,981	126,278	115,575
Total liabilities	9,575,551	9,000,132	8,787,670	8,224,025	8,094,534

Commitments and contingencies

Redeemable noncontrolling interests	11,232	12,122	12,013	12,300	12,099

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	—	—	—	—	57,461
Common stock	1,333	1,246	1,243	1,208	1,132
Additional paid-in capital	10,711,119	9,443,274	9,336,949	8,874,367	7,743,188
Accumulated other comprehensive loss	(10,638)	(13,080)	(15,606)	(9,749)	(11,549)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	10,701,814	9,431,440	9,322,586	8,865,826	7,790,232
Noncontrolling interests	1,622,074	1,625,414	1,579,666	1,288,352	1,161,289
Total equity	12,323,888	11,056,854	10,902,252	10,154,178	8,951,521
Total liabilities, noncontrolling interests, and equity	$21,910,671	$20,069,108	$19,701,935	$18,390,503	$17,058,154

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	14

Funds From Operations and Funds From Operations per Share
September 30, 2020
(In thousands)

    The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Net income (loss) attributable to Alexandria’s common stockholders	$79,326	$226,600	$16,840	$199,618	$(49,773)	$324,171	$150,408
Depreciation and amortization of real estate assets	173,622	165,040	172,628	137,761	135,570	511,290	404,094
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(15,256)	(15,775)	(15,870)	(10,176)	(8,621)	(46,901)	(20,784)
Our share of depreciation and amortization from unconsolidated real estate JVs	2,936	2,858	2,643	2,702	1,845	8,437	3,664
Gain on sales of real estate	(1,586)	—	—	(474)	—	(1,586)	—
Impairment of real estate – rental properties	7,680	—	7,644	12,334	—	15,324	—
Allocation to unvested restricted stock awards	(1,261)	(2,228)	(847)	(1,809)	—	(5,692)	(2,929)
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	245,461	376,495	183,038	339,956	79,021	805,043	534,453
Unrealized losses (gains) on non-real estate investments	14,013	(171,652)	17,144	(148,268)	70,043	(140,495)	(13,221)
Impairment of non-real estate investments	—	4,702	19,780	9,991	7,133	24,482	7,133
Impairment of real estate	—	13,218	2,003	—	—	15,221	—
Loss on early extinguishment of debt	52,770	—	—	—	40,209	52,770	47,570
Loss on early termination of interest rate hedge agreements	—	—	—	—	1,702	—	1,702
Termination fee	(86,179)	—	—	—	—	(86,179)	—
Acceleration of stock compensation expense due to executive officer resignation	4,499	—	—	—	—	4,499	—
Preferred stock redemption charge	—	—	—	—	—	—	2,580
Allocation to unvested restricted stock awards	179	2,251	(591)	1,760	(1,002)	1,804	(657)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$230,743	$225,014	$221,374	$203,439	$197,106	$677,145	$579,560
(1)Calculated in accordance with standards established by the Nareit Board of Governors. Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	15

Funds From Operations and Funds From Operations per Share (continued)
September 30, 2020
(In thousands, except per share amounts)

    The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Nine Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19
Net income (loss) per share attributable to Alexandria’s common stockholders – diluted	$0.63	$1.82	$0.14	$1.74	$(0.44)	$2.61	$1.35
Depreciation and amortization of real estate assets	1.28	1.22	1.31	1.13	1.14	3.81	3.46
Gain on sales of real estate	(0.01)	—	—	—	—	(0.01)	—
Impairment of real estate – rental properties	0.06	—	0.06	0.11	—	0.12	—
Allocation to unvested restricted stock awards	(0.01)	(0.01)	(0.01)	(0.02)	—	(0.04)	(0.03)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.95	3.03	1.50	2.96	0.70	6.49	4.78
Unrealized losses (gains) on non-real estate investments	0.11	(1.38)	0.14	(1.29)	0.62	(1.13)	(0.12)
Impairment of non-real estate investments	—	0.04	0.16	0.09	0.06	0.20	0.06
Impairment of real estate	—	0.11	0.02	—	—	0.12	—
Loss on early extinguishment of debt	0.42	—	—	—	0.36	0.42	0.43
Loss on early termination of interest rate hedge agreements	—	—	—	—	0.02	—	0.02
Termination fee	(0.69)	—	—	—	—	(0.69)	—
Acceleration of stock compensation expense due to executive officer resignation	0.04	—	—	—	—	0.04	—
Preferred stock redemption charge	—	—	—	—	—	—	0.02
Allocation to unvested restricted stock awards	—	0.01	—	0.01	(0.01)	0.01	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.83	$1.81	$1.82	$1.77	$1.75	$5.46	$5.19

Weighted-average shares of common stock outstanding(1) for calculations of:
Earnings per share – diluted	125,828	124,448	121,785	114,974	112,120	124,027	111,712
Funds from operations – diluted, per share	125,828	124,448	121,785	114,974	112,562	124,027	111,712
Funds from operations – diluted, as adjusted, per share	125,828	124,448	121,785	114,974	112,562	124,027	111,712

(1)Refer to “Weighted-average shares of common stock outstanding – diluted” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	16

SUPPLEMENTAL
INFORMATION

Company Profile
September 30, 2020

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, technology, and agtech campuses in AAA innovation cluster locations, with a total market capitalization of $29.2 billion as of September 30, 2020, and an asset base in North America of 47.4 million SF. The asset base in North America includes 31.2 million RSF of operating properties and 2.8 million RSF of Class A properties undergoing construction, 7.2 million RSF of near-term and intermediate-term development and redevelopment projects, and 6.2 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, technology, and agtech campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, technology, and agtech companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 54% of our annual rental revenue generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key urban life science, technology, and agtech cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, technology, and agtech communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, technology, and agtech industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 45 individuals, averaging 24 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 18 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus	Stephen A. Richardson
Executive Chairman & Founder	Co-Chief Executive Officer
Peter M. Moglia	Dean A. Shigenaga
Co-Chief Executive Officer & Co-Chief Investment Officer	Co-President & Chief Financial Officer
Thomas J. Andrews	Daniel J. Ryan
Co-President & Regional Market Director – Greater Boston	Co-Chief Investment Officer & Regional Market Director – San Diego
Lawrence J. Diamond	Joseph Hakman
Co-Chief Operating Officer & Regional Market Director – Maryland	Chief Strategic Transactions Officer & Co-Chief Operating Officer
Vincent R. Ciruzzi	John H. Cunningham
Chief Development Officer	Executive Vice President – Regional Market Director – New York City
Marc E. Binda	Andres R. Gavinet
Executive Vice President – Finance & Treasurer	Chief Accounting Officer
Jackie B. Clem	Terezia C. Nemeth
General Counsel & Secretary	Executive Vice President – Regional Market Director – San Francisco
Gary D. Dean
Executive Vice President – Real Estate Legal Affairs

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	18

Investor Information
September 30, 2020

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Jamie Feldman / Elvis Rodriguez	Michael Bilerman / Emmanuel Korchman	Aaron Hecht / Matthew Hurwit	Michael Carroll / Jason Idoine
(646) 855-5808 / (646) 855-1589	(212) 816-1383 / (212) 816-1382	(415) 835-3963 / (415) 835-3964	(440) 715-2649 / (440) 715-2651

Berenberg Capital Markets	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Connor Siversky / Nate Crossett	Sheila McGrath / Wendy Ma	Anthony Paolone / Ray Zhong	David Rodgers / Nicholas Thillman
(646) 949-9037 / (646) 949-9030	(212) 497-0882 / (212) 497-0870	(212) 622-6682 / (212) 622-5411	(216) 737-7341 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA Inc.	SMBC Nikko Securities America, Inc.
Tom Catherwood / James Sullivan	Daniel Ismail / Dylan Burzinski	Omotayo Okusanya / Venkat Kommineni	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(646) 949-9672 / (646) 949-9754	(646) 521-2351 / (646) 424-3202

CFRA
Kenneth Leon
(646) 517-2552

Fixed Income Coverage		Rating Agencies
Barclays Capital Inc.	Wells Fargo & Company	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Devon Zhou	Thierry Perrein	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 526-3521 / (212) 526-6961	(704) 410-3262		(212) 438-1347 / (212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter / Ian Snyder
(212) 834-5086 / (212) 834-3798

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	19

Financial and Asset Base Highlights
September 30, 2020
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/20		6/30/20	3/31/20	12/31/19	9/30/19
Selected financial data from consolidated financial statements and related information
Rental revenues	$438,393	(1)	$341,555	$337,942	$308,418	$293,182
Tenant recoveries	$105,019		$94,301	$99,663	$96,303	$92,594
General and administrative expenses	$36,913	(1)	$31,775	$31,963	$29,782	$27,930
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.9%		10.3%	10.2%	10.0%	9.7%
Operating margin	74%	(2)	72%	71%	70%	70%
Adjusted EBITDA margin	67%	(3)	69%	68%	68%	68%
Adjusted EBITDA – quarter annualized	$1,272,280		$1,253,844	$1,239,016	$1,148,620	$1,099,908
Adjusted EBITDA – trailing 12 months	$1,228,440		$1,185,347	$1,137,650	$1,085,382	$1,040,449

Net debt at end of period	$7,396,412		$7,333,905	$6,870,571	$6,582,089	$6,333,459
Net debt to Adjusted EBITDA – quarter annualized	5.8x		5.8x	5.5x	5.7x	5.8x
Net debt to Adjusted EBITDA – trailing 12 months	6.0x		6.2x	6.0x	6.1x	6.1x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.8x		5.8x	5.5x	5.7x	5.8x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.0x		6.2x	6.0x	6.1x	6.1x

Fixed-charge coverage ratio – quarter annualized	4.3x		4.2x	4.5x	4.2x	3.9x
Fixed-charge coverage ratio – trailing 12 months	4.3x		4.2x	4.2x	4.2x	4.1x
Unencumbered net operating income as a percentage of total net operating income	96%		95%	95%	95%	95%

Closing stock price at end of period	$160.00		$162.25	$137.06	$161.58	$154.04
Common shares outstanding (in thousands) at end of period	133,312		124,559	124,326	120,800	113,173
Total equity capitalization at end of period	$21,329,886		$20,209,636	$17,040,078	$19,518,915	$17,522,382
Total market capitalization at end of period	$29,153,057		$27,732,906	$24,345,213	$26,296,394	$24,260,065

Dividend per share – quarter/annualized	$1.06/$4.24		$1.06/$4.24	$1.03/$4.12	$1.03/$4.12	$1.00/$4.00
Dividend payout ratio for the quarter	61%		59%	58%	61%	57%
Dividend yield – annualized	2.7%		2.6%	3.0%	2.5%	2.6%

Amounts related to operating leases:
Operating lease liabilities	$326,046		$291,710	$293,173	$271,809	$270,614
Rent expense	$4,729		$4,936	$4,781	$4,609	$4,705

Capitalized interest	$32,556		$30,793	$24,680	$23,822	$24,558
Weighted-average interest rate for capitalization of interest during the period	3.64%		4.03%	3.80%	3.88%	4.00%
(1)Refer to “Key items included in operating results” on page 2 of this Earnings Press Release for additional details.
(2)Includes the effect of a termination fee recognized during 3Q20. Refer to page 1 of our Earnings Press Release for additional details. Excluding this effect, our operating margin for 3Q20 would have been 70%.
(3)Decline from 2Q20 primarily related to (i) higher utility expense (and higher related tenant recoveries) due to warmer summer months and (ii) temporary vacancy within our core portfolio that we expect to become occupied during 4Q20. We expect our 4Q20 adjusted EBITDA margin to increase compared to 3Q20.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	20

Financial and Asset Base Highlights (continued)
September 30, 2020
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/20		6/30/20	3/31/20	12/31/19	9/30/19
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$28,822		$23,367	$20,597	$24,400	$27,394
Amortization of acquired below-market leases	$13,979		$13,787	$15,964	$8,837	$5,774
Straight-line rent expense on ground leases	$229		$167	$171	$219	$320
Stock compensation expense	$12,994	(1)	$9,185	$9,929	$10,239	$10,935
Amortization of loan fees	$2,605		$2,737	$2,247	$2,241	$2,251
Amortization of debt premiums	$910		$888	$888	$907	$1,287
Non-revenue-enhancing capital expenditures:
Building improvements	$3,358		$3,107	$3,198	$3,295	$2,901
Tenant improvements and leasing commissions	$34,036		$11,500	$12,923	$14,648	$11,964

Operating statistics and related information (at end of period)
Number of properties – North America	326		304	302	291	269
RSF – North America (including development and redevelopment projects under construction)	34,071,653		31,141,758	30,924,356	29,098,433	27,288,263
Total square feet – North America	47,389,023		43,023,989	41,514,374	39,170,786	38,496,276
Annual rental revenue per occupied RSF – North America	$49.55		$51.30	$51.18	$51.04	$51.00
Occupancy of operating properties – North America	94.9%	(2)	94.8%	95.1%	96.8%	96.6%
Occupancy of operating and redevelopment properties – North America	91.3%		92.3%	92.9%	94.4%	94.5%
Weighted-average remaining lease term (in years)	7.7		7.8	7.8	8.1	8.3

Total leasing activity – RSF	1,208,382		1,077,510	703,355	1,752,124	1,241,677
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	39.9%		37.2%	46.3%	37.0%	27.9%
Rental rate increases (cash basis)	30.9%		15.0%	22.3%	21.7%	11.2%
RSF (included in total leasing activity above)	605,765		699,130	557,367	571,650	758,113

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	2.9%		0.6%	2.4%	2.0%	2.5%
Net operating income increase (cash basis)	4.9%		2.5%	6.1%	4.0%	5.7%

(1)Includes acceleration of stock compensation expense recognized due to the resignation of an executive officer during 3Q20.
(2)Refer to “Occupancy” in this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	21

High-Quality, Diverse, and Innovative Tenants
September 30, 2020

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Tenant Mix

Public Biotechnology
23%
Life Science
Product, Service,
and Device
19%
Multinational
Pharmaceutical
22%
Private
Biotechnology
8%
Office With Future
Change in Use(3)
5%
Mega Cap Tech(4)
4%
Investment-Grade and
Large Cap Tech/Office(5)
7%
3%
Other (6)
Institutional
(Academic/Medical,
Non-Profit, and
U.S. Government)
9%

54%

of ARE’s Annual Rental Revenue(1)

Long-Duration Lease Terms

7.7 Years

Weighted-Average Remaining Term(2)
Percentage of ARE’s Annual Rental Revenue(1)
(1)Represents annual rental revenue in effect as of September 30, 2020.
(2)Based on aggregate annual rental revenue in effect as of September 30, 2020. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details on our methodology on annual rental revenue from unconsolidated real estate joint ventures.
(3)Represents annual rental revenue currently generated from office space that is targeted for a future change in use. The weighted-average remaining term of these leases is 4.1 years.
(4)Represents annual rental revenue from publicly traded tenants with an average daily market capitalization greater than $200 billion for the twelve months ended September 30, 2020.
(5)Represents primarily annual rental revenue from investment-grade or publicly traded large cap tenants. Refer to “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details.
(6)Our other tenants, aggregating 3.0% of our annual rental revenue, comprises 2.6% of annual rental revenue from technology, professional services, finance, telecommunications, and construction/real estate companies and only 0.4% from retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	22

Class A Properties in AAA Locations
September 30, 2020

High-Quality Cash Flows From Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations

San Francisco
27%
New York City
5%
San Diego
16%
Seattle
5%
6%
Maryland
4%
Research Triangle
1%
Other
Greater Boston
36%

73%

of ARE’s
Annual Rental Revenue(1)

Percentage of ARE’s Annual Rental Revenue(1)

(1)Represents annual rental revenue in effect as of September 30, 2020.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	23

Occupancy
September 30, 2020

Solid Historical Occupancy(1)	Occupancy Across Key Locations(2)

94.9%(3)
98.3%
95.3%(3)
95.5%
93.7%(3)
91.0%(4)
96.0%
90.5%(3)
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle

96%

Over 10 Years

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of September 30, 2020.
(2)As of September 30, 2020.
(3)Includes 859,479 RSF, or 2.8%, of vacancy in our North America markets, representing lease-up opportunities at properties recently acquired (noted below). Excluding these acquired vacancies, occupancy of operating properties in North America was 97.7% as of September 30, 2020, up 60 bps from 97.1% as of June 30, 2020.

		As of September 30, 2020			As of June 30, 2020
		Vacant	Occupancy Impact		Vacant	Occupancy Impact
Property	Submarket/Market	RSF	Region	Consolidated	RSF	Region	Consolidated
Alexandria Center® for Life Science – Durham	Research Triangle/Research Triangle	251,465	8.9%	0.8%	N/A	N/A	N/A
601, 611, and 651 Gateway Boulevard	South San Francisco/San Francisco	202,871	2.6%	0.7	201,570	2.6%	0.7%
SD Tech by Alexandria	Sorrento Mesa/San Diego	76,639	1.3%	0.2	182,484	3.0%	0.6
5505 Morehouse Drive	Sorrento Mesa/San Diego	71,021	1.2%	0.2	71,016	1.2%	0.3
Other acquisitions	Various	257,483	N/A	0.9	192,701	N/A	0.7
		859,479		2.8%	647,771		2.3%
(4)Includes 50,387 RSF at 2301 5th Avenue in our Lake Union submarket that went vacant during the three months ended September 30, 2020. This space is leased to an investment-grade rated technology tenant that is expected to occupy the space during the three months ended December 31, 2020. Excluding this temporary vacancy, Seattle occupancy would have been 94.2% as of September 30, 2020.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	24

Key Operating Metrics
September 30, 2020

Historical Same Property Net Operating Income	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Technology, and Agtech Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	94%
	Stable cash flows
	Percentage of triple net leases	93%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	93%

Historical Rental Rates: Renewed/Re-Leased Space	Margins(2)

	Operating(3)	Adjusted EBITDA(3)
	74%	67%

(1)Percentages calculated based on RSF as of September 30, 2020.
(2)Represents percentages for the three months ended September 30, 2020.
(3)Refer to footnotes 2 and 3 on page 20 of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	25

Same Property Performance
September 30, 2020
(Dollars in thousands)

	September 30, 2020			September 30, 2020
Same Property Financial Data	Three Months Ended	Nine Months Ended	Same Property Statistical Data	Three Months Ended	Nine Months Ended
Percentage change over comparable period from prior year:			Number of same properties	231	212
Net operating income increase	2.9%	2.3%	Rentable square feet	21,976,080	21,187,350
Net operating income increase (cash basis)	4.9%	4.8%	Occupancy – current-period average	96.4%	96.6%
Operating margin	72%	73%	Occupancy – same-period prior-year average	96.3%	96.8%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Income from rentals:
Same properties	$277,811	$274,419	$3,392	1.2%	$795,390	$784,317	$11,073	1.4%
Non-same properties(1)	160,582	18,763	141,819	755.8	322,500	73,053	249,447	341.5
Rental revenues	438,393	293,182	145,211	49.5	1,117,890	857,370	260,520	30.4

Same properties	91,820	87,801	4,019	4.6	250,068	237,943	12,125	5.1
Non-same properties	13,199	4,793	8,406	175.4	48,915	16,830	32,085	190.6
Tenant recoveries	105,019	92,594	12,425	13.4	298,983	254,773	44,210	17.4

Income from rentals	543,412	385,776	157,636	40.9	1,416,873	1,112,143	304,730	27.4

Same properties	95	85	10	11.8	209	350	(141)	(40.3)
Non-same properties	1,535	4,623	(3,088)	(66.8)	4,835	10,689	(5,854)	(54.8)
Other income	1,630	4,708	(3,078)	(65.4)	5,044	11,039	(5,995)	(54.3)

Same properties	369,726	362,305	7,421	2.0	1,045,667	1,022,610	23,057	2.3
Non-same properties	175,316	28,179	147,137	522.2	376,250	100,572	275,678	274.1
Total revenues	545,042	390,484	154,558	39.6	1,421,917	1,123,182	298,735	26.6

Same properties	102,074	102,292	(218)	(0.2)	285,586	279,509	6,077	2.2
Non-same properties	38,369	14,158	24,211	171.0	107,871	44,131	63,740	144.4
Rental operations	140,443	116,450	23,993	20.6	393,457	323,640	69,817	21.6

Same properties	267,652	260,013	7,639	2.9	760,081	743,101	16,980	2.3
Non-same properties	136,947	14,021	122,926	876.7	268,379	56,441	211,938	375.5
Net operating income	$404,599	$274,034	$130,565	47.6%	$1,028,460	$799,542	$228,918	28.6%

Net operating income – same properties	$267,652	$260,013	$7,639	2.9%	$760,081	$743,101	$16,980	2.3%
Straight-line rent revenue	(20,840)	(23,666)	2,826	(11.9)	(53,492)	(67,441)	13,949	(20.7)
Amortization of acquired below-market leases	(3,651)	(4,545)	894	(19.7)	(9,925)	(10,753)	828	(7.7)
Net operating income – same properties (cash basis)	$243,161	$231,802	$11,359	4.9%	$696,664	$664,907	$31,757	4.8%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

(1)Includes a termination fee recognized during 3Q20. Refer to page 1 of our Earnings Press Release for additional details.

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Leasing Activity
September 30, 2020
(Dollars per RSF)

	Three Months Ended		Nine Months Ended			Year Ended
	September 30, 2020		September 30, 2020			December 31, 2019
	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	39.9%	30.9%	40.7%		21.5%	32.2%	17.6%
New rates	$45.44	$41.88	$49.71		$46.73	$58.65	$56.19
Expiring rates	$32.48	$31.99	$35.33		$38.47	$44.35	$47.79
RSF	605,765		1,856,917			2,427,108
Tenant improvements/leasing commissions	$54.25		$31.48			$20.28
Weighted-average lease term	5.7 years		5.5 years			5.7 years

Developed/redeveloped/previously vacant space leased
New rates	$53.19	$51.44	$54.56		$52.35	$55.95	$52.19
RSF	602,617		1,132,330			2,635,614
Tenant improvements/leasing commissions	$21.51		$20.01			$13.74
Weighted-average lease term	8.2 years		8.6 years			9.8 years

Leasing activity summary (totals):
New rates	$49.30	$46.65	$51.55		$48.85	$57.25	$54.11
RSF	1,208,382		2,989,247	(2)		5,062,722
Tenant improvements/leasing commissions	$37.92		$27.14			$16.88
Weighted-average lease term	7.0 years		6.6 years			7.8 years

Lease expirations(1)
Expiring rates	$34.35	$33.96	$35.84		$38.66	$43.43	$46.59
RSF	878,172		2,732,463			2,822,434
Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 85,921 RSF and 41,809 RSF as of September 30, 2020, and December 31, 2019, respectively.
(2)During the nine months ended September 30, 2020, we granted tenant concessions/free rent averaging 2.0 months with respect to the 2,989,247 RSF leased. Approximately 60% of the leases executed during the nine months ended September 30, 2020, did not include concessions for free rent.

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Contractual Lease Expirations
September 30, 2020

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (Per RSF)(1)	Percentage of Total Annual Rental Revenue
2020 (2)	334,386	1.1%	$33.85	0.8%
2021	1,859,483	6.3%	$40.55	5.2%
2022	2,280,636	7.7%	$45.13	7.1%
2023	3,191,670	10.8%	$43.17	9.5%
2024	2,241,387	7.6%	$45.44	7.1%
2025	2,019,632	6.9%	$48.70	6.8%
2026	1,817,562	6.2%	$47.04	5.9%
2027	2,524,893	8.6%	$50.93	8.9%
2028	2,418,414	8.2%	$50.18	8.4%
2029	1,802,961	6.1%	$54.41	6.8%
Thereafter	8,955,870	30.5%	$53.92	33.5%

Market	2020 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (Per RSF)(1)	2021 Contractual Lease Expirations (in RSF)							Annual Rental Revenue (Per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment	Remaining Expiring Leases	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment		Remaining Expiring Leases(3)		Total

Greater Boston	20,411	—	—	34,461	54,872	$50.34	11,957	70,332	281,529	(4)	220,296		584,114	$44.92
San Francisco	—	8,392	—	2,150	10,542	50.84	43,156	159,190	26,738		324,437		553,521	43.53
New York City	—	—	—	1,588	1,588	N/A	—	—	—		2,564		2,564	N/A
San Diego	71,814	—	—	60,355	132,169	34.84	89,780	—	41,475		291,231	(5)	422,486	33.63
Seattle	15,704	—	—	5,386	21,090	46.45	—	—	—		41,073		41,073	51.33
Maryland	8,800	—	—	11,963	20,763	28.78	14,109	70,310	—		25,760		110,179	25.76
Research Triangle	31,776	7,442	—	28,837	68,055	14.74	18,976	—	—		89,509		108,485	31.16
Canada	—	5,200	—	15,753	20,953	N/A	—	—	—		13,672		13,672	23.48
Non-cluster markets	—	4,354	—	—	4,354	54.00	—	—	—		23,389		23,389	64.49
Total	148,505	25,388	—	160,493	334,386	$33.85	177,978	299,832	349,742		1,031,931		1,859,483	$40.55
Percentage of expiring leases	44%	8%	—%	48%	100%		10%	16%	19%		55%		100%

(1)Represents amounts in effect as of September 30, 2020.
(2)Excludes month-to-month leases aggregating 85,921 RSF as of September 30, 2020.
(3)The largest remaining contractual lease expiration in 2021 is 89,576 RSF at a Class A office/laboratory building in our University Town Center submarket.
(4)Includes 79,101 RSF at The Arsenal on the Charles in our Cambridge/Inner Suburbs submarket and 202,428 RSF at the recently acquired Reservoir Woods property in our Route 128 submarket, which we plan to redevelop into office/laboratory space upon the expiration of existing leases.
(5)Includes 78,573 RSF at 9363 and 9393 Towne Centre Drive in our University Town Center submarket and 31,688 RSF at 4025 and 4031 Sorrento Valley Boulevard in our Sorrento Valley submarket, sites that are under evaluation to be developed, subject to market conditions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	28

Top 20 Tenants
September 30, 2020
(Dollars in thousands, except average market cap amounts)

85% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	8.0		896,867	$52,042	3.7%	A2	A+	$131.3
2	Takeda Pharmaceutical Company Ltd.	8.9		606,249	39,342	2.8	Baa2	BBB+	$57.9
3	Facebook, Inc.	11.3		903,786	38,953	2.8	—	—	$611.1
4	Illumina, Inc.	9.9		891,495	35,907	2.5	—	BBB	$47.2
5	Sanofi	7.7		494,693	33,868	2.4	A1	AA	$122.3
6	Eli Lilly and Company	8.7		531,784	33,527	2.4	A2	A+	$134.5
7	Novartis AG	7.6		441,894	31,220	2.2	A1	AA-	$220.6
8	Moderna, Inc.	11.8		597,478	30,607	2.2	—	—	$15.5
9	Uber Technologies, Inc.	62.2	(2)	1,009,188	27,379	1.9	—	—	$54.7
10	Roche	2.9	(3)	649,482	24,129	1.7	Aa3	AA	$287.1
11	bluebird bio, Inc.	6.7		312,805	23,076	1.6	—	—	$4.1
12	Maxar Technologies	4.7		478,000	21,577	1.5	—	—	$0.9
13	Massachusetts Institute of Technology	8.2		257,626	21,145	1.5	Aaa	AAA	$—
14	Merck & Co., Inc.	12.9		321,063	20,056	1.4	A1	AA-	$209.2
15	Jazz Pharmaceuticals, Inc.	9.9		198,041	20,003	1.4	—	—	$7.0
16	New York University	11.0		204,691	19,523	1.4	Aa2	AA-	$—
17	Pfizer Inc.	4.4		416,979	17,762	1.3	A1	AA-	$202.9
18	Stripe, Inc.	7.0		295,333	17,736	1.3	—	—	$—
19	Amgen Inc.	3.5		407,369	16,838	1.2	Baa1	A-	$135.2
20	United States Government	7.0		287,638	16,550	1.2	Aaa	AA+	$—
	Total/weighted-average	11.0	(2)	10,202,461	$541,240	38.4%

(1)Based on aggregate annual rental revenue in effect as of September 30, 2020. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details on our methodology on annual rental revenue from unconsolidated real estate joint ventures and average daily market capitalization.
(2)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF), and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) owned by our unconsolidated joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 8.4 years as of September 30, 2020.
(3)Includes 197,787 RSF expiring in 2022 at our recently acquired property at 651 Gateway Boulevard in our South San Francisco submarket. Upon expiration of the lease, 651 Gateway Boulevard will be redeveloped into a Class A office/laboratory building. Excluding this 197,787 RSF, the weighted-average remaining term of space occupied by Roche is 3.3 years.

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Summary of Properties and Occupancy
September 30, 2020
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	8,273,935	—	281,444	8,555,379	25%	70	$505,016	36%	$62.12
San Francisco	7,832,137	841,178	92,147	8,765,462	26	62	378,635	27	57.85
New York City	1,127,580	—	140,098	1,267,678	4	5	77,631	5	72.95
San Diego	6,047,894	—	63,774	6,111,668	18	77	223,660	16	39.48
Seattle	1,580,845	100,086	—	1,680,931	5	18	75,930	5	52.76
Maryland	2,820,680	261,096	—	3,081,776	9	43	78,581	6	29.34
Research Triangle	2,810,670	410,000	652,381	3,873,051	11	35	60,859	4	23.93
Canada	256,967	—	—	256,967	1	3	5,022	—	21.72
Non-cluster markets	354,879	—	—	354,879	1	11	9,092	1	36.71
Properties held for sale	123,862	—	—	123,862	—	2	942	—	N/A
North America	31,229,449	1,612,360	1,229,844	34,071,653	100%	326	$1,415,368	100%	$49.55
		2,842,204

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	9/30/20		6/30/20	9/30/19	9/30/20	6/30/20	9/30/19
Greater Boston	98.3%		98.2%	98.1%	95.0%	95.6%	97.8%
San Francisco	95.3	(1)	94.7	99.0	94.2	90.6	94.0
New York City	95.5		97.1	99.2	84.8	86.2	88.1
San Diego	93.7	(1)	91.8	92.8	92.7	90.8	92.8
Seattle	91.0	(1)	95.1	97.7	91.0	95.1	97.7
Maryland	96.0		93.9	96.2	96.0	93.2	94.7
Research Triangle	90.5	(1)	96.8	97.8	73.4	96.8	96.6
Subtotal	95.2		95.1	97.0	91.5	92.6	94.8
Canada	90.0		90.0	93.7	90.0	90.0	93.7
Non-cluster markets	69.8		70.8	75.6	69.8	70.8	75.6
North America	94.9%	(1)	94.8%	96.6%	91.3%	92.3%	94.5%

(1)Refer to “Occupancy” in this Supplemental Information for additional details.

Refer to “Definitions and reconciliations” in this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	30

Property Listing
September 30, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	2,365,487	—	—	2,365,487	10	$168,837	98.9%	98.9%
50, 60, 75/125(1), 100, and 225(1) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	101,844	99.7	99.7
100, 200, 300, 400, 500, 600, and 700 Technology Square
The Arsenal on the Charles	554,844	—	281,444	836,288	11	22,421	99.6	66.1
311, 321, and 343 Arsenal Street, 300 and 400 North Beacon Street, 1, 2, and 3 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Alexandria Center® at One Kendall Square	815,156	—	—	815,156	10	68,053	96.4	96.4
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260	—	—	234,260	2	9,932	88.1	88.1
640 Memorial Drive	225,504	—	—	225,504	1	13,860	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	8,277	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,025	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	5,556,402	—	281,444	5,837,846	46	397,869	98.4	93.7
Seaport Innovation District
5 Necco Street	87,163	—	—	87,163	1	4,672	86.6	86.6
Route 128
Reservoir Woods	515,273	—	—	515,273	3	22,004	100.0	100.0
40, 50, and 60 Sylvan Road
275 Grove Street	509,702	—	—	509,702	1	23,350	99.2	99.2
One Upland Road and 100 Tech Drive	443,513	—	—	443,513	2	18,008	100.0	100.0
Alexandria Park at 128	343,882	—	—	343,882	8	12,544	100.0	100.0
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	317,617	—	—	317,617	3	13,932	100.0	100.0
19 Presidential Way	144,892	—	—	144,892	1	5,169	99.8	99.8
100 Beaver Street	82,330	—	—	82,330	1	3,907	96.3	96.3
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	2,383,479	—	—	2,383,479	20	100,081	98.1	98.1
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,745	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
Route 495	246,891	—	—	246,891	3	2,394	100.0	100.0
Greater Boston	8,273,935	—	281,444	8,555,379	70	$505,016	98.3%	95.0%

	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	31

Property Listing (continued)
September 30, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco
Mission Bay
Alexandria Center® for Science and Technology – Mission Bay	1,990,262	—	—	1,990,262	9	$87,876	99.9%	99.9%
1455, 1515, 1655(1), and 1725(1) Third Street, 409 and 499 Illinois Street(1), 1500(1) and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	1,990,262	—	—	1,990,262	9	87,876	99.9	99.9
SoMa
510 Townsend Street	295,333	—	—	295,333	1	17,736	100.0	100.0
505 Brannan Street	148,146	—	—	148,146	1	12,015	100.0	100.0
260 Townsend Street	66,682	—	—	66,682	1	4,344	77.6	77.6
SoMa	510,161	—	—	510,161	3	34,095	97.1	97.1
South San Francisco
Alexandria Technology Center® – Gateway	1,412,480	—	—	1,412,480	11	52,834	79.8	79.8
600, 601(1), 611(1), 630, 650, 651(1), 681(1), 685(1), 701(1), 901, and 951 Gateway Boulevard
213, 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	48,744	100.0	100.0
201 Haskins Way	—	315,000	—	315,000	1	—	N/A	N/A
400 and 450 East Jamie Court	163,035	—	—	163,035	2	9,436	100.0	100.0
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	7,435	87.9	87.9
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	5,767	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	5,076	100.0	100.0
South San Francisco	2,999,116	315,000	—	3,314,116	24	135,911	89.9	89.9
Greater Stanford
Menlo Gateway(1)	772,983	—	—	772,983	3	29,844	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria District for Science and Technology	136,738	526,178	—	662,916	5	4,091	100.0	100.0
825, 835, and 960 Industrial Road and 987 and 1075 Commercial Street
3825 and 3875 Fabian Way	478,000	—	—	478,000	2	21,577	100.0	100.0
Alexandria Stanford Life Science District	289,685	—	92,147	381,832	4	23,888	100.0	75.9
3160, 3165, 3170, and 3181 Porter Drive
Alexandria PARC	197,498	—	—	197,498	4	10,217	87.7	87.7
2100, 2200, 2300, and 2400 Geng Road
3330 and 3412 Hillview Avenue	106,316	—	—	106,316	2	9,387	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
Shoreway Science Center	82,462	—	—	82,462	2	5,472	100.0	100.0
75 and 125 Shoreway Road
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	2,191	62.3	62.3
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,820	100.0	100.0
Greater Stanford	2,332,598	526,178	92,147	2,950,923	26	120,753	98.0	94.3
San Francisco	7,832,137	841,178	92,147	8,765,462	62	$378,635	95.3%	94.2%
	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	32

Property Listing (continued)
September 30, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

New York City
New York City
Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	$62,608	93.1%	93.1%
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® – Long Island City	36,661	—	140,098	176,759	1	1,017	100.0	20.7
30-02 48th Avenue
New York City	1,127,580	—	140,098	1,267,678	5	77,631	95.5	84.8

San Diego
Torrey Pines
ARE Spectrum	336,461	—	—	336,461	3	18,059	100.0	100.0
3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,326	—	—	294,326	3	12,532	87.8	87.8
10578, 10618, and 10628 Science Center Drive
ARE Sunrise	236,635	—	—	236,635	3	8,238	100.0	100.0
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	220,651	—	—	220,651	4	10,924	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
11119, 11255, and 11355 North Torrey Pines Road	211,641	—	—	211,641	3	8,738	100.0	100.0
3545 Cray Court	118,225	—	—	118,225	1	—	—	—
Torrey Pines	1,417,939	—	—	1,417,939	17	58,491	89.1	89.1
University Town Center
Alexandria Point(1)	1,435,916	—	—	1,435,916	8	60,761	98.5	98.5
9880(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, and 4242 Campus Point Court
5200 Illumina Way(1)	792,687	—	—	792,687	6	29,977	100.0	100.0
University District	526,780	—	—	526,780	8	19,596	100.0	100.0
9363, 9393, and 9625(1) Towne Centre Drive, 4755, 4757, and 4767 Nexus Center Drive, and 4555 and 4796 Executive Drive
University Town Center	2,755,383	—	—	2,755,383	22	$110,334	99.2%	99.2%

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	33

Property Listing (continued)
September 30, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Mesa
SD Tech by Alexandria(1)	851,010	—	—	851,010	13	$24,094	79.6%	79.6%
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10121(2), 10151(2), and 10065 Barnes Canyon Road
Summers Ridge Science Park	316,531	—	—	316,531	4	11,077	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
ARE Portola	101,857	—	—	101,857	3	3,603	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	82,272	—	—	82,272	1	2,253	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
9877 Waples Street	—	—	63,774	63,774	1	—	N/A	—
5871 Oberlin Drive	33,817	—	—	33,817	1	—	—	—
Sorrento Mesa	1,451,731	—	63,774	1,515,505	24	43,458	85.7	82.1
Sorrento Valley
3911, 3931, 3985, 4025, 4031, 4045, and 4075 Sorrento Valley Boulevard	191,406	—	—	191,406	7	5,632	100.0	100.0
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,773	100.0	100.0
Sorrento Valley	313,061	—	—	313,061	13	8,405	100.0	100.0
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	6,047,894	—	63,774	6,111,668	77	223,660	93.7	92.7

Seattle
Lake Union
The Eastlake Life Science Campus by Alexandria – North Campus	631,070	—	—	631,070	5	35,592	100.0	100.0
1616 and 1551 Eastlake Avenue East, 188 and 199 East Blaine Street, and 1600 Fairview Avenue East
The Eastlake Life Science Campus by Alexandria – South Campus	206,134	100,086	—	306,220	3	11,628	100.0	100.0
1165, 1201, and 1208 Eastlake Avenue East
400 Dexter Avenue North	290,111	—	—	290,111	1	15,019	100.0	100.0
2301 5th Avenue	197,135	—	—	197,135	1	6,675	73.5	73.5
219 Terry Avenue North	30,705	—	—	30,705	1	1,852	100.0	100.0
601 Dexter Avenue North	18,680	—	—	18,680	1	425	100.0	100.0
Lake Union	1,373,835	100,086	—	1,473,921	12	$71,191	96.2%	96.2%

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	34

Property Listing (continued)
September 30, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle (continued)
SoDo
220 and 240 2nd Avenue South	80,160	—	—	80,160	2	$1,213	43.1%	43.1%
830 4th Avenue South	42,380	—	—	42,380	1	1,455	70.5	70.5
SoDo	122,540	—	—	122,540	3	2,668	52.6	52.6
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	232	14.7	14.7
Elliott Bay	84,470	—	—	84,470	3	2,071	62.9	62.9
Seattle	1,580,845	100,086	—	1,680,931	18	75,930	91.0	91.0

Maryland
Rockville
9800, 9804, 9900, 9920, and 9950 Medical Center Drive	383,956	261,096	—	645,052	8	14,839	93.3	93.3
9704, 9708, 9712, and 9714 Medical Center Drive	214,725	—	—	214,725	4	7,862	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,758	100.0	100.0
9605 Medical Center Drive	115,691	—	—	115,691	1	3,295	89.3	89.3
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,411	77.3	77.3
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,283	100.0	100.0
1405 Research Boulevard	72,170	—	—	72,170	1	2,168	89.4	89.4
5 Research Place	63,852	—	—	63,852	1	2,743	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,687	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	1,310,983	261,096	—	1,572,079	23	43,163	94.9	94.9
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	15,665	94.8	94.8
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	315,085	—	—	315,085	6	7,980	96.4	96.4
704 Quince Orchard Road(1), 708 Quince Orchard Road, and 19, 20, 21, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,822	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	1,069,627	—	—	1,069,627	18	27,662	95.9	95.9
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,618	98.4	98.4
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,820,680	261,096	—	3,081,776	43	$78,581	96.0%	96.0%
	(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	35

Property Listing (continued)
September 30, 2020
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle
Research Triangle
Alexandria Center® for Life Science – Durham	1,585,766	—	652,381	2,238,147	16	$26,261	84.1%	59.6%
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Parmer Way, 2400 Ellis Road, and 14 TW Alexander Drive
Alexandria Center® for AgTech	180,400	160,000	—	340,400	2	6,094	94.2	94.2
5 and 9 Laboratory Drive
Alexandria Center® for Advanced Technologies	100,000	250,000	—	350,000	3	2,235	100.0	100.0
6, 8, and 10 Davis Drive
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	4,065	96.9	96.9
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,681	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,455	—	—	136,455	3	4,110	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,375	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	899	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	540	100.0	100.0
Research Triangle	2,810,670	410,000	652,381	3,873,051	35	60,859	90.5	73.4

Canada	256,967	—	—	256,967	3	5,022	90.0	90.0

Non-cluster markets	354,879	—	—	354,879	11	9,092	69.8	69.8

North America, excluding properties held for sale	31,105,587	1,612,360	1,229,844	33,947,791	324	1,414,426	94.9%	91.3%

Properties held for sale	123,862	—	—	123,862	2	942	30.3%	30.3%

Total – North America	31,229,449	1,612,360	1,229,844	34,071,653	326	$1,415,368

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	36

Investments in Real Estate
September 30, 2020
(Dollars in thousands)

As of October 26, 2020, construction activities were in process at all of our active construction projects. Construction workers continue to observe social distancing and follow rules that restrict gatherings of large groups of people in close proximity, as well as adhere to other appropriate measures that may slow the pace of construction.

		Development and Redevelopment
	Operating	Under Construction	Near Term	Intermediate Term	Future	Subtotal	Total
Investments in real estate
Book value as of September 30, 2020(1)	$17,263,040	$1,396,144	$887,338	$503,167	$594,877	$3,381,526	$20,644,566

Square footage
Operating	31,229,449	—	—	—	—	—	31,229,449
New Class A development and redevelopment properties	—	2,842,204	4,209,933	4,071,592	7,548,480	18,672,209	18,672,209
Value-creation square feet currently included in rental properties(2)	—	—	(300,010)	(800,828)	(1,411,797)	(2,512,635)	(2,512,635)
Total square footage	31,229,449	2,842,204	3,909,923	3,270,764	6,136,683	16,159,574	47,389,023

(1)Balances exclude our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.
(2)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	37

New Class A Development and Redevelopment Properties: Current Projects
September 30, 2020

The Arsenal on the Charles	201 Haskins Way	Alexandria District for Science and Technology
Greater Boston/ Cambridge/Inner Suburbs	San Francisco/South San Francisco	San Francisco/Greater Stanford
281,444 RSF	315,000 RSF	526,178 RSF

3160 Porter Drive	Alexandria Center® – Long Island City	9877 Waples Street
San Francisco/Greater Stanford	New York City/New York City	San Diego/Sorrento Mesa
92,147 RSF	140,098 RSF	63,774 RSF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	38

New Class A Development and Redevelopment Properties: Current Projects (continued)
September 30, 2020

1165 Eastlake Avenue East	9804 Medical Center Drive	9950 Medical Center Drive
Seattle/Lake Union	Maryland/Rockville	Maryland/Rockville
100,086 RSF	176,832 RSF	84,264 RSF

Alexandria Center® for Life Science – Durham	Alexandria Center® for AgTech	Alexandria Center® for Advanced Technologies
Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
652,381 RSF	160,000 RSF	250,000 RSF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	39

New Class A Development and Redevelopment Properties: Current Projects (continued)
September 30, 2020

Property/Market/Submarket		Square Footage					Percentage
	Dev/Redev	In Service		CIP	Total		Leased		Leased/Negotiating		Initial Occupancy(1)
Under construction in 2Q20
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	Redev	554,844	(2)	281,444	836,288		73%		91%		2021
201 Haskins Way/San Francisco/South San Francisco	Dev	—		315,000	315,000		42		88		2Q21
Alexandria District for Science and Technology/San Francisco/Greater Stanford	Dev	—		526,178	526,178		59		81		1Q21
3160 Porter Drive/San Francisco/Greater Stanford	Redev	—		92,147	92,147		20		20		1H21
Alexandria Center® – Long Island City/New York City/New York City	Redev	36,661		140,098	176,759		21		43		1Q21
9877 Waples Street/San Diego/Sorrento Mesa	Redev	—		63,774	63,774		100		100		1Q21
1165 Eastlake Avenue East/Seattle/Lake Union	Dev	—		100,086	100,086		100		100		2Q21
9804 Medical Center Drive/Maryland/Rockville	Dev	—		176,832	176,832		100		100		1Q21
9950 Medical Center Drive/Maryland/Rockville	Dev	—		84,264	84,264		100		100		2021
Alexandria Center® for AgTech/Research Triangle/Research Triangle(3)	Redev/Dev	180,400		160,000	340,400		55		55		2021
		771,905		1,939,823	2,711,728		63		80
Additions in 3Q20
Alexandria Center® for Life Science – Durham/Research Triangle/ Research Triangle(4)	Redev	—		652,381	652,381		50		58		1H21/2022
Alexandria Center® for Advanced Technologies/Research Triangle/ Research Triangle	Dev	—		250,000	250,000	(5)	40	(5)	44	(5)	2H21/2022
		—		902,381	902,381		47		54
Pre-leased near-term projects
3115 Merryfield Row/San Diego/Torrey Pines(6)	Dev	—		146,456	146,456	(6)	41		80
Alexandria Point/San Diego/University Town Center(7)	Dev	—		171,102	171,102	(7)	100		100
SD Tech by Alexandria/San Diego/Sorrento Mesa(8)	Dev	—		176,428	176,428	(8)	59		59
		—		493,986	493,986		68		80
Total		771,905		3,336,190	4,108,095		60%		74%

(1)Initial occupancy dates are subject to leasing and/or market conditions. Construction disruptions resulting from COVID-19 and observance of social distancing measures may further impact construction and occupancy forecasts and will continue to be monitored closely. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.
(2)We expect to redevelop 79,101 RSF of office spaces (acquired leases included in operating RSF) into office/laboratory space upon expiration of the existing leases in the next few quarters.
(3)The new strategic collaborative agtech campus consists of Phase I at 5 Laboratory Drive, including campus amenities, and Phase II at 9 Laboratory Drive.
(4)The recently acquired Alexandria Center® for Life Science – Durham redevelopment project includes three properties at 40 Moore Drive, 2400 Ellis Road, and 14 TW Alexander Drive. 2400 Ellis Road is 100% leased, with initial occupancy anticipated in 1H21 and stabilized occupancy expected for the remaining buildings in 2022.
(5)Represents 150,000 RSF with 7% negotiating at 8 Davis Drive and 100,000 RSF with 100% leased at 10 Davis Drive. Vertical construction at 10 Davis Drive is expected to commence in 2Q21.
(6)We expect to commence vertical construction in 4Q20.
(7)Represents our 4150 Campus Point Court property and is expected to commence vertical construction in 2Q21.
(8)Represents our 10055 Barnes Canyon Road property and is expected to commence vertical construction in 2Q21.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	40

New Class A Development and Redevelopment Properties: Current Projects (continued)

September 30, 2020
(Dollars in thousands)

	Our Ownership Interest							Unlevered Yields
Property/Market/Submarket			In Service	CIP	Cost to Complete	Total at Completion		Initial Stabilized		Initial Stabilized (Cash Basis)

Under construction in 2Q20
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	100%		$397,281	$156,773	TBD
201 Haskins Way/San Francisco/South San Francisco	100%		—	236,338	$133,662	$370,000	(1)	6.4%		6.2%
Alexandria District for Science and Technology/San Francisco/Greater Stanford	100%		—	419,909	$210,091	$630,000	(1)	6.4%		6.1%
3160 Porter Drive/San Francisco/Greater Stanford	100%		—	49,239	TBD
Alexandria Center® – Long Island City/New York City/New York City	100%		16,627	124,088	$43,585	$184,300		5.5%		5.6%
9877 Waples Street/San Diego/Sorrento Mesa	100%		—	21,985	$7,215	$29,200		8.6%		7.9%
1165 Eastlake Avenue East/Seattle/Lake Union	100%		—	91,267	$46,733	$138,000		6.5%	(2)	6.3%	(2)
9804 Medical Center Drive/Maryland/Rockville	100%		—	70,735	$24,665	$95,400		7.7%		7.2%
9950 Medical Center Drive/Maryland/Rockville	100%		—	40,105	$14,195	$54,300		7.3%		6.8%
Alexandria Center® for AgTech/Research Triangle/Research Triangle	100%		88,645	45,880	TBD
			502,553	1,256,319
Additions in 3Q20
Alexandria Center® for Life Science – Durham/Research Triangle/Research Triangle	100%		—	117,197	TBD
Alexandria Center® for Advanced Technologies/Research Triangle/Research Triangle	100%		—	22,628
			—	139,825
Pre-leased near-term projects
3115 Merryfield Row/San Diego/Torrey Pines	100%		—	56,428
Alexandria Point/San Diego/University Town Center	55%	(3)	—	25,422
SD Tech by Alexandria/San Diego/Sorrento Mesa	50%	(3)	—	13,536
			—	95,386
Total			$502,553	$1,491,530

(1)Increases to our projected total cost at completion are primarily due to the development of our Alexandria GradLabsTM and other changes in design. Alexandria GradLabsTM is a highly flexible, life science platform designed to provide post-seed-stage life science companies with turnkey, fully furnished office/laboratory suites and an accelerated, scalable path for growth.
(2)Unlevered yields represent anticipated aggregate returns for 1165 Eastlake Avenue East, an amenity-rich research headquarters for Adaptive Biotechnologies Corporation, and 1208 Eastlake Avenue East, an adjacent multi-tenant office/laboratory building.
(3)Refer to “Joint venture financial information” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	41

New Class A Development and Redevelopment Properties: Summary of Pipeline
September 30, 2020
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term		Intermediate Term		Future		Total

Greater Boston
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	$174,275	281,444	—		—		200,000		481,444
325 Binney Street/Cambridge	100%	122,218	—	450,000		—		—		450,000
15 Necco Street/Seaport Innovation District	98.0%	180,915	—	350,000		—		—		350,000
57 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	45,469	—	275,000		—		—		275,000
10 Necco Street/Seaport Innovation District	100%	90,156	—	—		175,000		—		175,000
Reservoir Woods/Route 128	100%	41,341	—	—		202,428	(1)	752,845	(1)	955,273
215 Presidential Way/Route 128	100%	6,724	—	—		112,000		—		112,000
Alexandria Technology Square®/Cambridge	100%	7,881	—	—		—		100,000		100,000
99 A Street/Seaport Innovation District	95.8%	44,040	—	—		—		235,000		235,000
One Upland Road and 100 Tech Drive/Route 128	100%	8,039	—	—		—		750,000		750,000
231 Second Avenue/Route 128	100%	1,093	—	—		—		32,000		32,000
Other value-creation projects	100%	9,763	—	—		—		16,955		16,955
		731,914	281,444	1,075,000		489,428		2,086,800		3,932,672
San Francisco
201 Haskins Way/South San Francisco	100%	236,338	315,000	—		—		—		315,000
Alexandria District for Science and Technology/Greater Stanford	100%	667,179	526,178	—		700,000	(1)	587,000	(1)	1,813,178
3160 Porter Drive/Greater Stanford	100%	49,239	92,147	—		—		—		92,147
88 Bluxome Street/SoMa	100%	269,775	—	1,070,925		—		—		1,070,925
Alexandria Technology Center® – Gateway/South San Francisco	45.0%	44,537	—	517,010	(1)	—		291,000		808,010
3825 and 3875 Fabian Way/Greater Stanford	100%	—	—	—		250,000	(1)	228,000	(1)	478,000
505 Brannan Street, Phase II/SoMa	99.7%	18,979	—	—		165,000		—		165,000
East Grand Avenue/South San Francisco	100%	6,112	—	—		—		90,000		90,000
Other value-creation projects	100%	54,603	—	—		191,000		25,000		216,000
		$1,346,762	933,325	1,587,935		1,306,000		1,221,000		5,048,260

(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities, with the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	42

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2020
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term		Future		Total

New York City
Alexandria Center® – Long Island City/New York City	100%	$124,088	140,098	—	—		—		140,098
47-50 30th Street/New York City	100%	28,746	—	135,938	—		—		135,938
Alexandria Center® for Life Science – New York City/New York City	100%	52,503	—	—	550,000	(1)	—		550,000
219 East 42nd Street/New York City	100%	—	—	—	—		579,947	(2)	579,947
		205,337	140,098	135,938	550,000		579,947		1,405,983
San Diego
9877 Waples Street/Sorrento Mesa	100%	21,985	63,774	—	—		—		63,774
3115 Merryfield Row/Torrey Pines	100%	56,428	—	146,456	—		—		146,456
Alexandria Point/University Town Center	(3)	101,350	—	351,102	249,164	(4)	320,281	(4)	920,547
SD Tech by Alexandria/Sorrento Mesa	(3)	88,128	—	366,502	160,000		333,845		860,347
Townsgate by Alexandria/Del Mar Heights	100%	22,057	—	185,000	—		—		185,000
10931 and 10933 Torrey Pines Road/Torrey Pines	100%	—	—	—	242,000	(4)	—		242,000
University District/University Town Center	100%	52,820	—	—	600,000	(4)(5)	—		600,000
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	105,236	—	—	—		240,000	(4)	240,000
5200 Illumina Way/University Town Center	51.0%	12,302	—	—	—		451,832		451,832
Vista Wateridge/Sorrento Mesa	100%	4,175	—	—	—		163,000		163,000
4045 and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	7,669	—	—	—		149,000	(4)	149,000
Other value-creation projects	100%	—	—	—	—		50,000		50,000
		472,150	63,774	1,049,060	1,251,164		1,707,958		4,071,956
Seattle
1165 Eastlake Avenue East/Lake Union	100%	91,267	100,086	—	—		—		100,086
701 Dexter Avenue North/Lake Union	100%	49,737	—	217,000	—		—		217,000
1150 Eastlake Avenue East/Lake Union	100%	44,932	—	—	260,000		—		260,000
601 Dexter Avenue North/Lake Union	100%	34,931	—	—	—		188,400	(4)	188,400
1010 4th Avenue South/SoDo	100%	48,812	—	—	—		544,825		544,825
830 4th Avenue South/SoDo	100%	—	—	—	—		52,488	(4)	52,488
Other value-creation projects	100%	5,673	—	—	—		35,000		35,000
		$275,352	100,086	217,000	260,000		820,713		1,397,799

(1)We are currently negotiating a long-term ground lease with the City of New York for the future site of a new building approximating 550,000 RSF.
(2)Includes 349,947 RSF in operation with an opportunity to either convert the existing office space into office/laboratory space through future redevelopment or to expand the building by an additional 230,000 RSF through ground-up development. The building is currently occupied by Pfizer Inc. with a remaining lease term of approximately five years.
(3)Refer to “Joint venture financial information” of this Supplemental Information for additional details on our ownership interest.
(4)Represents total square footage upon completion of development of a new Class A property. Square footage presented includes RSF of buildings currently in operation. We intend to demolish the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(5)Includes our recently acquired project at 4555 Executive Drive and 9363, 9373, and 9393 Towne Centre Drive in our University Town Center submarket, which are currently under evaluation for development, subject to future market conditions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	43

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2020
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total

Maryland
9804 and 9800 Medical Center Drive/Rockville	100%	$72,306	176,832	—	—	64,000	240,832
9950 Medical Center Drive/Rockville	100%	40,105	84,264	—	—	—	84,264
14200 Shady Grove Road/Rockville	100%	27,969	—	145,000	145,000	145,000	435,000
		140,380	261,096	145,000	145,000	209,000	760,096
Research Triangle
Alexandria Center® for Life Science – Durham/Research Triangle	100%	117,197	652,381	—	—	—	652,381
Alexandria Center® for AgTech, Phase II/Research Triangle	100%	45,880	160,000	—	—	—	160,000
Alexandria Center® for Advanced Technologies/Research Triangle	100%	38,517	250,000	—	70,000	700,000	1,020,000
Other value-creation projects	100%	4,195	—	—	—	76,262	76,262
		205,789	1,062,381	—	70,000	776,262	1,908,643
Other value-creation projects	100%	3,842	—	—	—	146,800	146,800
Total		3,381,526	2,842,204	4,209,933	4,071,592	7,548,480	18,672,209	(1)

Key pending acquisition
Mercer Mega Block/Lake Union	(2)	(2)	—	—	—	800,000	800,000
		$3,381,526	2,842,204	4,209,933	4,071,592	8,348,480	19,472,209

(1)Total square footage includes 2,512,635 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Refer to “Acquisitions” in our Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	44

Construction Spending
September 30, 2020
(Dollars in thousands)

Nine Months Ended
Construction Spending	September 30, 2020
Additions to real estate – consolidated projects	$1,072,102
Investments in unconsolidated real estate joint ventures	3,291
Contributions from noncontrolling interests	(14,515)
Construction spending (cash basis)	1,060,878
Change in accrued construction	(15,980)
Construction spending for the nine months ended September 30, 2020	1,044,898
Projected construction spending for the three months ending December 31, 2020	305,102
Guidance midpoint	$1,350,000

Year Ending
Projected Construction Spending	December 31, 2020
Development, redevelopment, and pre-construction projects	$1,170,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(20,000)
Revenue-enhancing and repositioning capital expenditures	144,000
Non-revenue-enhancing capital expenditures	56,000
Guidance midpoint	$1,350,000

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	45

Joint Venture Financial Information
September 30, 2020
(Dollars in thousands)

Consolidated Real Estate Joint Ventures and % Owned by Noncontrolling Interest(1)
225 Binney Street	70.0%	1500 Owens Street	49.9%	5200 Illumina Way	49.0%
Greater Boston/Cambridge/Inner Suburbs		San Francisco/Mission Bay		San Diego/University Town Center
75/125 Binney Street	60.0%	Alexandria Technology Center® – Gateway(2)	55.0%	9625 Towne Centre Drive	49.9%
Greater Boston/Cambridge/Inner Suburbs		San Francisco/South San Francisco		San Diego/University Town Center
57 Coolidge Avenue	25.0%	500 Forbes Boulevard	90.0%	SD Tech by Alexandria(3)	50.0%
Greater Boston/Cambridge/Inner Suburbs		San Francisco/South San Francisco		San Diego/Sorrento Mesa
409 and 499 Illinois Street	40.0%	Alexandria Point(4)	45.0%
San Francisco/Mission Bay		San Diego/University Town Center

Unconsolidated Real Estate Joint Ventures and % Owned by Alexandria(5)
1655 and 1725 Third Street	10.0%	Menlo Gateway	49.0%	704 Quince Orchard Road	56.8%	(6)
San Francisco/Mission Bay		San Francisco/Greater Stanford		Maryland/Gaithersburg

(1)In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in six other joint ventures in North America.
(2)Excludes 600, 630, 650, 901, and 951 Gateway Boulevard in our South San Francisco submarket. Noncontrolling interest share is anticipated to be 49% as we make further contributions over time.
(3)Excludes 5505 Morehouse Drive and 10121 and 10151 Barnes Canyon Road in our Sorrento Mesa submarket.
(4)Excludes 9880 Campus Point Drive in our University Town Center submarket.
(5)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in two other insignificant unconsolidated real estate joint ventures in North America.
(6)Represents our ownership interest; our voting interest is limited to 50%.

	As of September 30, 2020
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$1,500,412	$458,603
Cash, cash equivalents, and restricted cash	49,499	9,635
Other assets	165,451	55,541
Secured notes payable (refer to page 50)	—	(186,393)
Other liabilities	(82,056)	(6,594)
Redeemable noncontrolling interests	(11,232)	—
	$1,622,074	$330,792

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2020		September 30, 2020
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Total revenues	$40,827	$118,473	$10,509	$31,164
Rental operations	(10,911)	(31,308)	(1,636)	(4,253)
	29,916	87,165	8,873	26,911
General and administrative	(165)	(384)	(54)	(188)
Interest	—	—	(2,105)	(6,087)
Depreciation and amortization	(15,256)	(46,901)	(2,936)	(8,437)
Impairment of real estate	—	—	—	(7,644)
Fixed returns allocated to redeemable noncontrolling interests(1)	248	683	—	—
	$14,743	$40,563	$3,778	$4,555

Straight-line rent and below-market lease revenue	$1,050	$4,286	$5,713	$17,264
Funds from operations(2)	$29,999	$87,464	$6,714	$20,636

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in “Definitions and reconciliations” in this Supplemental Information for the definition and reconciliation from the most directly comparable GAAP measure.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	46

Investments
September 30, 2020
(Dollars in thousands)

    We present our equity investments at fair value whenever fair value or net asset value (“NAV”) is readily available. Adjustments for our limited partnership investments represent changes in reported NAV as a practical expedient to estimate fair value. For investments without readily available fair values, we adjust the carrying amount whenever such investments have an observable price change, and further adjustments are not made until another price change, if any, is observed. Refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

	September 30, 2020
	Three Months Ended	Nine Months Ended		Year Ended December 31, 2019
Realized gains	$17,361	$25,689	(1)	$33,158	(2)
Unrealized (losses) gains	(14,013)	140,495		161,489
Investment income	$3,348	$166,184		$194,647

Investments	Cost		Unrealized Gains		Carrying Amount
Fair value:
Publicly traded companies	$175,538		$240,415	(3)	$415,953
Entities that report NAV	319,564		226,081		545,645

Entities that do not report NAV:
Entities with observable price changes	50,127		75,642		125,769
Entities without observable price changes	243,578		—		243,578
September 30, 2020	$788,807	(4)	$542,138		$1,330,945

June 30, 2020	$762,314		$556,151		$1,318,465

(1)Includes realized gains of $50.2 million and impairments related to investments in privately held entities that do not report NAV of $24.5 million for the nine months ended September 30, 2020.
(2)Includes realized gains of $50.3 million and impairments related to investments in privately held entities that do not report NAV of $17.1 million for the year ended December 31, 2019.
(3)Includes gross unrealized gains and losses of $257.6 million and $17.2 million, respectively, as of September 30, 2020.
(4)Represents 3.2% of total gross assets as of September 30, 2020.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

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Key Credit Metrics
September 30, 2020

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$3.9B

$3,000(2)
$2,200
$2,200
$1,650
$50
$208
$384
<$200
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/17
12/31/18
12/31/19
12/31/20 Goal
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$1,950
Outstanding forward equity sales agreements(1)	267
Cash, cash equivalents, and restricted cash	485
Investments in publicly traded companies	416
Liquidity as of September 30, 2020	3,118
Unsecured senior line of credit amended in October 2020(2)	800
Total	$3,918

Net Debt and Preferred Stock to Adjusted EBITDA(3)		Fixed-Charge Coverage Ratio(3)

(1)Represents expected net proceeds from the future settlement of the remaining 1.8 million shares outstanding under our forward equity sales agreements.
(2)On October 6, 2020, we amended our unsecured senior line of credit and increased commitments available for borrowing by $800 million to an aggregate of $3.0 billion.
(3)Quarter annualized.

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Summary of Debt
September 30, 2020

Debt maturities chart
(In millions)

Weighted-Average Remaining Term of 10.6 Years

(1)Refer to footnote 3 on page 50 in this Supplemental Information for additional details.

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Summary of Debt (continued)
September 30, 2020
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$342,363	$—	$342,363	4.4%	3.57%	3.3
Unsecured senior notes payable	7,230,819	—	7,230,819	92.4	3.81	11.2
Unsecured senior line of credit(2)	—	—	—	—	N/A	3.3
Commercial paper program	—	249,989	249,989	3.2	0.29	(3)
Total/weighted average	$7,573,182	$249,989	$7,823,171	100.0%	3.69%	10.6	(3)
Percentage of total debt	97%	3%	100%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)On October 6, 2020, we amended our unsecured senior line of credit to increase commitments available for borrowing by $800 million to an aggregate of $3.0 billion and to extend the maturity date to January 6, 2026. Our unsecured senior line of credit includes a 0% LIBOR floor on the interest rate. Upon achieving certain sustainability thresholds, the rate on the unsecured senior line of credit is temporarily reduced by one basis point, but not below zero percent per year.
(3)Under our commercial paper program, we have the ability to issue up to $1.0 billion in commercial paper notes bearing interest at short-term fixed rates, generally with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. The commercial paper outstanding as of September 30, 2020, matured on October 7, 2020. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at L+0.825%. As such, we calculate the weighted-average remaining term of our commercial paper using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper, the consolidated weighted-average maturity term is 10.5 years. The commercial paper notes sold during the three months ended September 30, 2020, were issued at a weighted-average yield to maturity of 0.25% and had a weighted-average maturity term of 6.3 days.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	September 30, 2020	Requirement	September 30, 2020
Total Debt to Total Assets	≤ 60%	33%	≤ 60.0%	28.7%
Secured Debt to Total Assets	≤ 40%	1%	≤ 45.0%	1.2%
Consolidated EBITDA to Interest Expense	≥ 1.5x	7.8x	≥ 1.50x	3.84x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	286%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	6.26x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt
Unconsolidated Joint Venture	Our Share	Maturity Date	Stated Rate	Interest Rate(1)		100% at JV Level Debt Balance(2)
704 Quince Orchard Road	56.8%	3/16/23	L+1.95%	3.22%	(3)	$12,326
1655 and 1725 Third Street	10.0%	3/10/25	4.50%	4.57%		598,126
Menlo Gateway, Phase II	49.0%	5/1/35	4.53%	4.59%		106,603
Menlo Gateway, Phase I	49.0%	8/10/35	4.15%	4.18%		140,203
						$857,258

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of September 30, 2020.
(3)Includes a 1.00% LIBOR floor on the interest rate.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	50

Summary of Debt (continued)
September 30, 2020
(Dollars in thousands)

Debt	Stated Rate		Interest Rate(1)		Maturity Date(2)	Principal Payments Remaining for the Periods Ending December 31,								Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2020		2021	2022	2023	2024		Thereafter
Secured notes payable
San Diego	4.66%		4.90%		1/1/23	$451		$1,852	$1,942	$26,259	$—		$—	$30,504	$(148)	$30,356
Greater Boston	3.93%		3.19		3/10/23	397		1,628	1,693	74,517	—		—	78,235	1,369	79,604
Greater Boston	4.82%		3.40		2/6/24	829		3,394	3,564	3,742	183,527		—	195,056	9,016	204,072
San Francisco	4.14%		4.42		7/1/26	—		—	—	—	—		28,200	28,200	(572)	27,628
San Francisco	6.50%		6.50		7/1/36	—		26	28	30	32		587	703	—	703
Secured debt weighted-average interest rate/subtotal	4.55%		3.57			1,677		6,900	7,227	104,548	183,559		28,787	332,698	9,665	342,363

Commercial paper program(3)	0.26%	(3)	0.29	(3)	(3)	—	(3)	—	—	—	250,000	(3)	—	250,000	(11)	249,989
Unsecured senior line of credit(4)	L+0.825%	(4)	N/A		1/28/24	—		—	—	—	—	(3)	—	—	—	—
Unsecured senior notes payable – green bond	4.00%		4.03		1/15/24	—		—	—	—	650,000		—	650,000	(402)	649,598
Unsecured senior notes payable	3.45%		3.62		4/30/25	—		—	—	—	—		600,000	600,000	(4,020)	595,980
Unsecured senior notes payable	4.30%		4.50		1/15/26	—		—	—	—	—		300,000	300,000	(2,585)	297,415
Unsecured senior notes payable – green bond	3.80%		3.96		4/15/26	—		—	—	—	—		350,000	350,000	(2,720)	347,280
Unsecured senior notes payable	3.95%		4.13		1/15/27	—		—	—	—	—		350,000	350,000	(3,185)	346,815
Unsecured senior notes payable	3.95%		4.07		1/15/28	—		—	—	—	—		425,000	425,000	(3,090)	421,910
Unsecured senior notes payable	4.50%		4.60		7/30/29	—		—	—	—	—		300,000	300,000	(1,963)	298,037
Unsecured senior notes payable	2.75%		2.87		12/15/29	—		—	—	—	—		400,000	400,000	(3,788)	396,212
Unsecured senior notes payable	4.70%		4.81		7/1/30	—		—	—	—	—		450,000	450,000	(3,627)	446,373
Unsecured senior notes payable	4.90%		5.05		12/15/30	—		—	—	—	—		700,000	700,000	(8,036)	691,964
Unsecured senior notes payable	3.375%		3.48		8/15/31	—		—	—	—	—		750,000	750,000	(7,055)	742,945
Unsecured senior notes payable	1.875%		1.97		2/1/33	—		—	—	—	—		1,000,000	1,000,000	(10,774)	989,226
Unsecured senior notes payable	4.85%		4.93		4/15/49	—		—	—	—	—		300,000	300,000	(3,360)	296,640
Unsecured senior notes payable	4.00%		3.91		2/1/50	—		—	—	—	—		700,000	700,000	10,424	710,424
Unsecured debt weighted average/subtotal			3.69			—		—	—	—	900,000		6,625,000	7,525,000	(44,192)	7,480,808
Weighted-average interest rate/total			3.69%			$1,677		$6,900	$7,227	$104,548	$1,083,559		$6,653,787	$7,857,698	$(34,527)	$7,823,171

Balloon payments						$—		$—	$—	$100,487	$1,083,221		$6,653,200	$7,836,908	$—	$7,836,908
Principal amortization						1,677		6,900	7,227	4,061	338		587	20,790	(34,527)	(13,737)
Total debt						$1,677		$6,900	$7,227	$104,548	$1,083,559		$6,653,787	$7,857,698	$(34,527)	$7,823,171

Fixed-rate/hedged variable-rate debt						$1,677		$6,900	$7,227	$104,548	$833,559		$6,653,787	$7,607,698	$(34,516)	$7,573,182
Unhedged variable-rate debt						—		—	—	—	250,000		—	250,000	(11)	249,989
Total debt						$1,677		$6,900	$7,227	$104,548	$1,083,559		$6,653,787	$7,857,698	$(34,527)	$7,823,171

Weighted-average stated rate on maturing debt						N/A		N/A	N/A	4.13%	3.30%		3.69%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Refer to footnote 3 on the prior page under “Fixed-rate and variable-rate debt.”
(4)Refer to footnote 2 on the prior page under “Fixed-rate and variable-rate debt.”

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Definitions and Reconciliations
September 30, 2020

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss) and revenues, the most directly comparable financial measures calculated and presented in accordance with GAAP, to Adjusted EBITDA and revenues, as adjusted, respectively:

	Three Months Ended
(Dollars in thousands)	9/30/20		6/30/20	3/31/20	12/31/19	9/30/19
Net income (loss)	$95,799		$243,561	$30,678	$216,053	$(36,003)
Interest expense	43,318		45,014	45,739	45,493	46,203
Income taxes	2,430		1,406	1,341	1,269	887
Depreciation and amortization	176,831		168,027	175,496	140,518	135,570
Stock compensation expense	12,994	(1)	9,185	9,929	10,239	10,935
Loss on early extinguishment of debt	52,770		—	—	—	40,209
Gain on sales of real estate	(1,586)		—	—	(474)	—
Unrealized losses (gains) on non-real estate investments	14,013		(171,652)	17,144	(148,268)	70,043
Impairment of real estate	7,680		13,218	9,647	12,334	—
Impairment of non-real estate investments	—		4,702	19,780	9,991	7,133
Termination fee	(86,179)		—	—	—	—
Adjusted EBITDA	$318,070		$313,461	$309,754	$287,155	$274,977

Revenues	$545,042		$436,956	$439,919	$408,114	$390,484
Non-real estate investments – realized gains (losses)	17,361		13,005	(4,677)	4,399	6,967
Impairment of non-real estate investments	—		4,702	19,780	9,991	7,133
Termination fee	(86,179)		—	—	—	—
Revenues, as adjusted	$476,224		$454,663	$455,022	$422,504	$404,584

Adjusted EBITDA margin	67%		69%	68%	68%	68%
(1)Includes acceleration of stock compensation expense recognized due to the resignation of an executive officer during the three months ended September 30, 2020.

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and gains on the sale of non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate Adjusted EBITDA margin, we also make comparable adjustments to our revenues. We adjust our total revenues by realized gains, losses, and impairments related to our non-real estate investments and significant termination fees to arrive at revenues, as adjusted. Our calculation of Adjusted EBITDA margin divides Adjusted EBITDA by our revenues, as adjusted. We believe that consistent application of these comparable adjustments to both components of Adjusted EBITDA margin provides a more useful calculation for the comparison across periods.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of September 30, 2020, approximately 93% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

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Definitions and Reconciliations (continued)
September 30, 2020

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, technology, and agtech campuses in AAA urban innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, tech office, or agtech space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, tech office, and agtech space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) certain tenant improvements and renovations that will be reimbursed, (ii) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition), and (iii) permanent conversion of space for highly flexible, move-in-ready office/laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19
Adjusted EBITDA	$318,070	$313,461	$309,754	$287,155	$274,977

Interest expense	$43,318	$45,014	$45,739	$45,493	$46,203
Capitalized interest	32,556	30,793	24,680	23,822	24,558
Amortization of loan fees	(2,605)	(2,737)	(2,247)	(2,241)	(2,251)
Amortization of debt premiums	910	888	888	907	1,287
Cash interest	74,179	73,958	69,060	67,981	69,797
Dividends on preferred stock	—	—	—	—	1,173
Fixed charges	$74,179	$73,958	$69,060	$67,981	$70,970

Fixed-charge coverage ratio:
– quarter annualized	4.3x	4.2x	4.5x	4.2x	3.9x
– trailing 12 months	4.3x	4.2x	4.2x	4.2x	4.1x

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Definitions and Reconciliations (continued)
September 30, 2020

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

On January 1, 2019, we adopted standards established by the Nareit Board of Governors in its November 2018 White Paper (the “Nareit White Paper”) on a prospective basis. The Nareit White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, gains or losses on early termination of interest rate hedge agreements, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, preferred stock redemption charges, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2020		September 30, 2020
(In thousands)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Net income	$14,743	$40,563	$3,778	$4,555
Depreciation and amortization	15,256	46,901	2,936	8,437
Impairment of real estate	—	—	—	7,644
Funds from operations	$29,999	$87,464	$6,714	$20,636
Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended September 30, 2020, as reported by Bloomberg Professional Services. In addition, we monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decline below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, technology, and agtech industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments	Observable price changes	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

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Definitions and Reconciliations (continued)
September 30, 2020

For investments in privately held entities that do not report NAV per share, an observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer. For these transactions to be considered observable price changes of the same issuer, we evaluate whether these transactions have similar rights and obligations, including voting rights, distribution preferences, conversion rights, and other factors, to the investments we hold.

Investments in real estate

The following table reconciles our investments in real estate as of September 30, 2020:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$20,644,566

Less: accumulated depreciation	(3,074,757)
Net investments in real estate – North America	17,569,809
Net investments in real estate – Asia	30,839
Investments in real estate	$17,600,648

Space Intentionally Blank
The following table represents RSF of buildings in operation as of September 30, 2020, that will be redeveloped or replaced with new development RSF upon commencement of future construction:

	RSF
Property/Submarket	Development	Redevelopment	Total
Near-term project:
651 Gateway Boulevard/South San Francisco	—	300,010	300,010

Intermediate-term projects:
50 and 60 Sylvan Road/Route 128	—	202,428	202,428
3825 Fabian Way/Greater Stanford	—	250,000	250,000
987 and 1075 Commercial Street/Greater Stanford	26,738	—	26,738
10931 and 10933 North Torrey Pines Road/ Torrey Pines	92,450	—	92,450
10260 Campus Point Drive/University Town Center	109,164	—	109,164
9363 and 9393 Towne Centre Drive/ University Town Center	78,573	—	78,573
4555 Executive Drive/University Town Center	41,475	—	41,475
	348,400	452,428	800,828
Future projects:
40 Sylvan Road/Route 128	—	312,845	312,845
3875 Fabian Way/Greater Stanford	—	228,000	228,000
960 Industrial Road/Greater Stanford	110,000	—	110,000
219 East 42nd Street/New York City	349,947	—	349,947
11255 and 11355 North Torrey Pines Road/ Torrey Pines	139,135	—	139,135
4161 Campus Point Court/University Town Center	159,884	—	159,884
4075 Sorrento Valley Boulevard/Sorrento Valley	40,000	—	40,000
4045 Sorrento Valley Boulevard/Sorrento Valley	10,926	—	10,926
601 Dexter Avenue North/Lake Union	18,680	—	18,680
830 4th Avenue South/SoDo	42,380	—	42,380
	870,952	540,845	1,411,797
Total value-creation RSF currently included in rental properties	1,219,352	1,293,283	2,512,635

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

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Definitions and Reconciliations (continued)
September 30, 2020

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt, gains or losses on early termination of interest rate hedge agreements, and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decline below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information.

Lease accounting

On January 1, 2019, we adopted new lease accounting standards that set out the principles for the recognition, measurement, presentation, and disclosure of leases for both parties to a lease agreement (i.e., lessees and lessors). The new lease accounting standards did not result in material changes in neither the amount nor the timing of lease-related revenues that we recognized from our tenants. However, the new standards affected our financial statement presentation primarily in three specific areas.

Key differences between the prior accounting standard and the new lease accounting standards:

Prior to January 1, 2019, we classified rental revenues and tenant recoveries as separate line items on our consolidated statements of operations. Effective January 1, 2019, based on our election of a practical expedient, we are required to disclose the combined components of rental revenues and tenant recoveries as a single lease component, which is classified on our consolidated statements of operations as income from rentals. As a result, we do not disclose tenant recoveries as a separate GAAP revenue measure. Refer to the definition of tenant recoveries below for additional details on tenant recoveries revenue and its usefulness to investors.

The new lease accounting standard requires that lessors and lessees capitalize, as initial direct costs, only incremental costs of a lease that would not have been incurred if the lease had not been obtained. Effective January 1, 2019, costs that we incur to negotiate or arrange a lease, regardless of its outcome, such as for fixed employee compensation, tax, or legal advice to negotiate lease terms, and other costs, are expensed as incurred.

Under the package of practical expedients and optional transition method that we elected on January 1, 2019, we are not required to reassess whether initial direct leasing costs capitalized prior to the adoption of the new lease accounting standard in connection with the leases that commenced prior to January 1, 2019, qualify for capitalization under the new lease accounting standard. Therefore, we continue to amortize these initial direct leasing costs over the respective lease term.

In addition, the new lease accounting standards require companies to recognize a lease liability and a corresponding right-of-use asset on the consolidated balance sheets, and to represent the net present value of future rental payments related to operating leases in which we are the lessee. As a result, on January 1, 2019, we recognized a lease liability classified in accounts payable, accrued expenses, and other liabilities on our consolidated balance sheets, and a corresponding right-of-use asset included in other assets on our consolidated balance sheets, related to our ground leases existing as of January 1, 2019, for which we are the lessee. The net present value of the remaining future rental payments of our ground leases was calculated for each operating lease using the respective remaining lease term and a corresponding estimated incremental borrowing rate, which is the estimated interest rate that we would have to pay to borrow on a collateralized basis over a similar term for an amount equal to the lease payments.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

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Definitions and Reconciliations (continued)
September 30, 2020

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA are non-GAAP financial measures that we believe are useful to investors as supplemental measures in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19
Secured notes payable	$342,363	$344,784	$347,136	$349,352	$351,852
Unsecured senior notes payable	7,230,819	6,738,486	6,736,999	6,044,127	6,042,831
Unsecured senior line of credit and commercial paper	249,989	440,000	221,000	384,000	343,000
Unamortized deferred financing costs	58,284	52,175	53,807	47,299	48,746
Cash and cash equivalents	(446,255)	(206,860)	(445,255)	(189,681)	(410,675)
Restricted cash	(38,788)	(34,680)	(43,116)	(53,008)	(42,295)
Net debt	$7,396,412	$7,333,905	$6,870,571	$6,582,089	$6,333,459

Net debt	$7,396,412	$7,333,905	$6,870,571	$6,582,089	$6,333,459
7.00% Series D Convertible Preferred Stock	—	—	—	—	57,461
Net debt and preferred stock	$7,396,412	$7,333,905	$6,870,571	$6,582,089	$6,390,920

Adjusted EBITDA:
– quarter annualized	$1,272,280	$1,253,844	$1,239,016	$1,148,620	$1,099,908
– trailing 12 months	$1,228,440	$1,185,347	$1,137,650	$1,085,382	$1,040,449
Net debt to Adjusted EBITDA:
– quarter annualized	5.8x	5.8x	5.5x	5.7x	5.8x
– trailing 12 months	6.0x	6.2x	6.0x	6.1x	6.1x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.8x	5.8x	5.5x	5.7x	5.8x
– trailing 12 months	6.0x	6.2x	6.0x	6.1x	6.1x

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income, and to net operating income (cash basis):

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	9/30/20	9/30/19	9/30/20	9/30/19
Net income (loss)	$95,799	$(36,003)	$370,038	$187,994

Equity in earnings of unconsolidated real estate joint ventures	(3,778)	(2,951)	(4,555)	(5,359)
General and administrative expenses	36,913	27,930	100,651	79,041
Interest expense	43,318	46,203	134,071	128,182
Depreciation and amortization	176,831	135,570	520,354	404,094
Impairment of real estate	7,680	—	22,901	—
Loss on early extinguishment of debt	52,770	40,209	52,770	47,570
Gain on sales of real estate	(1,586)	—	(1,586)	—
Investment (income) loss	(3,348)	63,076	(166,184)	(41,980)
Net operating income	404,599	274,034	1,028,460	799,542
Straight-line rent revenue	(28,822)	(27,394)	(72,786)	(79,835)
Amortization of acquired below-market leases	(13,979)	(5,774)	(43,730)	(20,976)
Net operating income (cash basis)	$361,798	$240,866	$911,944	$698,731

Net operating income (cash basis) – annualized	$1,447,192	$963,464	$1,215,925	$931,641

Net operating income (from above)	$404,599	$274,034	$1,028,460	$799,542
Total revenues	$545,042	$390,484	$1,421,917	$1,123,182
Operating margin(1)	74%	70%	72%	71%

(1)Includes the effect of a termination fee recognized during 3Q20. Refer to page 1 of our Earnings Press Release for additional details. Excluding this effect, our operating margin for the three and nine months ended September 30, 2020, would have been 70% and 71%, respectively.

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure for our consolidated properties because, when compared across periods, net operating income

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Definitions and Reconciliations (continued)
September 30, 2020

reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment income or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to our discussion of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

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Definitions and Reconciliations (continued)
September 30, 2020

The following table reconciles the number of same properties to total properties for the nine months ended September 30, 2020:

Development – under construction	Properties	Acquisitions after January 1, 2019	Properties
9804 Medical Center Drive	1	25, 35, and 45 West Watkins Mill
9950 Medical Center Drive	1	Road	3
Alexandria District for Science		3170 and 3181 Porter Drive	2
and Technology	2	Shoreway Science Center	2
201 Haskins Way	1	3911, 3931, and 4075 Sorrento Valley
1165 Eastlake Avenue East	1	Boulevard	3
9 Laboratory Drive	1	260 Townsend Street	1
Alexandria Center® for Advanced		5 Necco Street	1
Technologies	2	601 Dexter Avenue North	1
	9	4224/4242 Campus Point Court and
Development – placed into		10210 Campus Point Drive	3
service after January 1, 2019	Properties	3825 and 3875 Fabian Way	2
399 Binney Street	1	SD Tech by Alexandria	11
279 East Grand Avenue	1	The Arsenal on the Charles	6
188 East Blaine Street	1	275 Grove Street	1
	3	601, 611, and 651 Gateway Boulevard	3
Redevelopment – under construction	Properties	3330 and 3412 Hillview Avenue	2
Alexandria Center® – Long Island City	1	9605 Medical Center Drive	1
3160 Porter Drive	1	220 2nd Avenue South	1
The Arsenal on the Charles	5	987 and 1075 Commercial Street	2
9877 Waples Street	1	4555 Executive Drive	1
Alexandria Center® for Life		Alexandria Center® for Life
Science – Durham	3	Science – Durham	13
	11	Reservoir Woods	3
Redevelopment – placed into		One Upland Road	1
service after January 1, 2019	Properties	830 4th Avenue South	1
Alexandria PARC	4	11255 and 11355 North Torrey
681 and 685 Gateway Boulevard	2	Pines Road	2
266 and 275 Second Avenue	2	Other	8
5 Laboratory Drive	1		74
	9	Unconsolidated real estate JVs	6
		Properties held for sale	2
		Total properties excluded from same
		properties	114
		Same properties	212	(1)
		Total properties in North America as of
		September 30, 2020	326

(1)Includes 9880 Campus Point Drive and 3545 Cray Court. The 9880 Campus Point Drive building was occupied through January 2018 and is currently in active development, and 3545 Cray Court was delivered during the three months ended September 30, 2020.
Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenue in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Nine Months Ended
(In thousands)	09/30/20	06/30/20	03/31/20	12/31/19	09/30/19	9/30/20	9/30/19
Income from rentals	$543,412	$435,856	$437,605	$404,721	$385,776	$1,416,873	$1,112,143
Rental revenues	(438,393)	(341,555)	(337,942)	(308,418)	(293,182)	(1,117,890)	(857,370)
Tenant recoveries	$105,019	$94,301	$99,663	$96,303	$92,594	$298,983	$254,773

Total equity capitalization

Total equity capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”) and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

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Definitions and Reconciliations (continued)
September 30, 2020

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19
Unencumbered net operating income	$388,575	$296,358	$295,001	$270,903	$259,128
Encumbered net operating income	16,024	16,687	15,815	15,359	14,906
Total net operating income	$404,599	$313,045	$310,816	$286,262	$274,034
Unencumbered net operating income as a percentage of total net operating income	96%	95%	95%	95%	95%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19
Weighted-average interest rate for capitalization of interest	3.64%	4.03%	3.80%	3.88%	4.00%

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of September 30, 2020, we had Forward Agreements outstanding to sell an aggregate of 1.8 million shares of common stock.

Prior to the conversion of our remaining outstanding shares in October 2019, we considered the effect of assumed conversion of our outstanding 7.00% Series D Convertible Preferred Stock when determining potentially dilutive incremental shares to our common stock. When calculating the assumed conversion, we add back to net income or loss the dividends paid on our Series D Convertible Preferred Stock to the numerator and then include additional common shares assumed to have been issued (as displayed in the table below) to the denominator of the per share calculation. The effect of the assumed conversion is considered separately for our per share calculations of net income or loss; funds from operations, computed in accordance with the definition in the Nareit White Paper; and funds from operations, as adjusted. Prior to the conversion of our remaining outstanding shares in October 2019, our Series D Convertible Preferred Stock was dilutive and assumed to be converted when quarterly and annual basic EPS, funds from operations, or funds from operations, as adjusted, exceeded approximately $1.75 and $7.00 per share, respectively, subject to conversion ratio adjustments and the impact of repurchases of our Series D Convertible Preferred Stock. The effect of the assumed conversion was included when it was dilutive on a per share basis. The dilutive effect to both numerator and denominator may result in a per share effect of less than a half cent, which would appear as zero in our per share calculation, even when the dilutive effect to the numerator alone appears in our reconciliation.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	9/30/20	9/30/19

Basic shares for EPS	124,901	124,333	121,433	114,175	112,120	123,561	111,540
Forward Agreements	927	115	352	761	—	466	172
Series D Convertible Preferred Stock	—	—	—	38	—	—	—
Diluted shares for EPS	125,828	124,448	121,785	114,974	112,120	124,027	111,712

Basic shares for EPS	124,901	124,333	121,433	114,175	112,120	123,561	111,540
Forward Agreements	927	115	352	761	442	466	172
Series D Convertible Preferred Stock	—	—	—	38	—	—	—
Diluted shares for FFO	125,828	124,448	121,785	114,974	112,562	124,027	111,712

Basic shares for EPS	124,901	124,333	121,433	114,175	112,120	123,561	111,540
Forward Agreements	927	115	352	761	442	466	172
Series D Convertible Preferred Stock	—	—	—	38	—	—	—
Diluted shares for FFO, as adjusted	125,828	124,448	121,785	114,974	112,562	124,027	111,712

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